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                                                                    EXHIBIT 2.1


                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

In re:                                        )
                                              )
COHO ENERGY, INC., a Texas corporation        )
COHO RESOURCES, INC., a Nevada corporation    )
COHO OIL & GAS, INC., a Delaware corporation  )
COHO EXPLORATION, INC.,                       )  ADMINISTRATIVELY CONSOLIDATED
a Delaware Corporation                        )  UNDER CASE NO. 399-35929-HCA-11
COHO LOUISIANA PRODUCTION COMPANY             )
a Delaware Corporation                        )
INTERSTATE NATURAL GAS COMPANY                )
a Delaware Corporation                        )
                                              )
       DEBTORS.                               )
                                              )  HEARING DATE: MARCH 15, 2000,
                                                            9:30 A.M.

                 FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
               CONFIRMING THE DEBTORS' FIRST AMENDED AND RESTATED
                        CHAPTER 11 PLAN OF REORGANIZATION


         COHO ENERGY, INC.; COHO RESOURCES, INC.; COHO OIL & GAS INC.; COHO EXPLORATION, INC.; COHO LOUISIANA PRODUCTION COMPANY and INTERSTATE NATURAL GAS COMPANY (the "Debtors"), and the Official Committee of Unsecured Creditors (the "Creditors' Committee", the Debtors and the Creditors' Committee collectively the "Plan Proponents") have proposed for confirmation Debtors' First Amended and Restated Chapter 11 Plan of Reorganization which they filed with the Court on February 14, 2000, as modified (the "Plan"). All capitalized terms, not otherwise defined herein, shall have the meanings ascribed to them in the Plan.

         On February 15, 2000, the Plan Proponents filed Debtors' First Amended and Restated Disclosure Statement With Respect To The Joint Plan of Reorganization Under Chapter 11 of the


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United States Bankruptcy Code (the "Disclosure Statement"). After reviewing the
Disclosure Statement and hearing any objections to it, the Court entered an order approving the Disclosure Statement and finding that the Disclosure Statement contained adequate information under Section 1125 of the Bankruptcy Code (the "Disclosure Statement Order"). The Disclosure Statement Order was signed by the Court on February 4, 2000 and entered on the official docket sheet February 7, 2000. The Disclosure Statement Order provided for solicitation material to be sent out by February 15, 2000; ballots and objections to confirmation to be due on March 10, 2000; and the hearing on confirmation of the Plan (the "Confirmation Hearing") to commence on March 15, 2000. On February 11, 2000 the Court entered an Order Approving Voting Procedures (the "Voting Procedures Order") which outlined the procedures under which solicitation and voting on the Plan would occur.

         On March 15, 2000, the Debtors filed the First Modification and Clarification to Debtors' First Amended and Restated Chapter 11 Plan of Reorganization (the "First Modification").

         During the Plan Confirmation Hearing, the Plan Proponents made additional modifications to the Plan (the "Second Modification"), as follows:

                  (a) Holders of Allowed Equity Interests shall receive 20% of the proceeds available from the Hicks Muse Lawsuit after payment of all fees and expenses incurred in connection with the Hicks Muse Lawsuit (including any contingent fee in connection with such proceeds) (the "Shareholders Hicks Muse Lawsuit Interest"). If proceeds of the Hicks Muse Lawsuit come in cash, then the Shareholders Hicks Muse Lawsuit Interest shall not ever pass to the Reorganized Debtors and shall not be treated as taxable income to the Reorganized Debtors. If proceeds of the Hicks Muse Lawsuit come in a form other than cash, then the Reorganized Debtors and the Equity Disbursing Agent shall evaluate such consideration and Reorganized Debtors shall pay Holders of Allowed Equity Interests cash equal to 20% of such proceeds as set forth in paragraph (c) below. If there is any dispute about such valuation, it shall be adjudicated by the Bankruptcy Court. Nothing contained herein shall



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                           limit the business judgment of Reorganized Debtors
                           and their attorneys to make decisions about handling or settling the Hicks Muse Lawsuit.

                  (b) If there are any proceeds of the disposition of Reorganized Debtors' interests in Coho Anaguid, Inc., which owns certain interests in Tunisia ("Anaguid"), or in the proceeds of the disposition of substantial amounts of the assets of Anaguid (either the "Anaguid Proceeds"), then holders of Allowed Equity Interests shall have a 40% interest in such proceeds (the "Shareholders Tunisia Interest"). If such proceeds come in a form other than cash, then the Reorganized Debtors and the Equity Disbursing Agent shall evaluate such consideration and Reorganized Debtors shall pay holders of Allowed Equity Interests cash equal to 40% of the value of such proceeds as set forth in paragraph (c) below. If there is any dispute about such valuation, it shall be adjudicated by the Bankruptcy Court. Nothing contained herein shall limit the business judgment of Reorganized Debtors to make decisions about the business of Anaguid or the disposition of its assets; provided, however, that Reorganized Debtors will dispose of their interest in Anaguid in a commercially reasonable period of time.

                  (c) If any cash becomes available for the Shareholders Hicks Muse Lawsuit Interest or the Shareholders Tunisia Interest, Reorganized Debtors shall pay it promptly to whatever entity the Bankruptcy Court approves to be disbursing agent for holders of Allowed Equity Interests based on a motion that the Equity Committee shall file before the Effective Date (the "Equity Disbursing Agent") and shall promptly disburse such proceeds to holders of Allowed Equity Interests, net of any reasonable fees and expenses of the Equity Disbursing Agent. Such disbursements shall occur no later than 90 days following the Disbursement Agent's receipt of cash for either of the Shareholders Hicks Muse Lawsuit Interest or the Shareholders Tunisia interest.

                  (d) If reorganized Debtors receive other than cash proceeds from either the Hicks Muse Lawsuit or the Anaguid Proceeds, they shall inform the Equity Disbursing Agent which shall consult with the former members of the Equity Committee and shall resolve any disputes about the valuation of such non-cash consideration, either by agreement or by order of the Bankruptcy Court.

                  (e) Paragraph 7 of the First Modification dealing with the Chevron Settlement Agreement is deleted and shall be of no force and effect.



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                  (f)      The terms of the Chevron Settlement Agreement and the
                           order approving it are incorporated by this Second Modification into the Plan and this Order.

                  (g) The Bankruptcy Court shall retain continuing jurisdiction and authority to enforce the terms of the Chevron Settlement Agreement and such continuing jurisdiction as is provided in the Order approving the Chevron Settlement Agreement, which Order was signed March 17, 2000, as that order may be supplemented and amended.

                  (h) The Plan is further modified to incorporate the settlement between the Debtors and the Mississippi Plaintiffs as it was approved in open court at the beginning of the Plan Confirmation Hearing on March 15, 2000.

         The First Modification and the Second Modification will be referred to collectively as the "Modifications."

         Having conducted the Confirmation Hearing, reviewed the evidence, objections to confirmation, briefs and arguments of counsel, THE COURT HEREBY FINDS AS FOLLOWS:

         1. Pursuant to the Affidavit of Louis Strubeck Concerning Transmittal of Solicitation Materials and the Affidavit of Kenneth Altman (the "Solicitation Affidavits"), the Plan, Disclosure Statement, Ballots and other appropriate material were transmitted to holders of Claims and Equity Interests in accordance with the Disclosure Statement Order and the Voting Procedures Order.

         2. Notice of the Confirmation Hearing was adequate; holders of Claims and Equity Interests have received adequate notice and an opportunity to be heard and were accorded due process in the adjudication of the issues presented by confirmation of the Plan; acceptances of the Plan were solicited in accordance with Section 1125 of the Bankruptcy Code and other applicable Bankruptcy Code provisions.

         3. Based on the Modifications, Navarro County, as Class 2 Claimant, has changed its vote to vote in favor of the Plan.


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         4. Based on the Modifications, Mississippi State Tax Commission, a
Class 2 Claimant, has changed its vote to vote in favor of the Plan and has withdrawn its objection to confirmation of the Plan.

         5. Hyperion Energy, LP and Legacy Portfolio, LP have withdrawn their objection to confirmation of the Plan.

         6. Based on the Modifications and the settlements approved by the Courts, Chevron has withdrawn its objections to confirmation of the Plan. The Mississippi Plaintiffs have limited their objection to confirmation of the Plan to the extent that the Plan incorporates the Chevron Settlement. The Mississippi Plaintiffs' objection has been overruled.

         7. Pursuant to the Affidavit of Michael Anglin Concerning The Results of Certain Voting (the "Creditor Voting Affidavit"), all classes of Creditors have voted to accept, or are deemed to have accepted, the Plan:

                             Class 1 Deemed Accepted
                             Class 2 Accepted
                             Class 3 Accepted
                             Class 4 Deemed Accepted
                             Class 5 Accepted
                             Class 6 Accepted
                             Class 7 Deemed Accepted

         8. Pursuant to section 1124 of the Bankruptcy Code, classes 2, 3, 5 and 6 are impaired and have accepted the Plan pursuant to sections 1126 and 1129(a)(8) of the Bankruptcy Code.

         9. Pursuant to the Affidavit of Mr. Kenneth Altman Concerning The Results Of Certain Voting (the "Equity Voting Affidavit"), Class 8 has voted to reject the Plan.

         10. Debtors filed their Chapter 11 petitions on August 23, 1999 (the "Petition Date").

         11. Debtors have operated their businesses, and (together with the Creditors' Committee and the other Plan Participants) formulated and filed the Plan, obtained approval of the Disclosure


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Statement, and sought confirmation of the Plan all in good faith; the Creditors'
Committee and other Plan Participants have likewise acted in good faith in formulating and proposing the Plan.

         12. The classification of claims contained in the Plan is appropriate under section 1122 of the Bankruptcy Code.

         13. The Plan complies with section 1123 of the Bankruptcy Code, including that the Plan provides adequate means for its implementation; the Debtors' charters do not permit issuance of non-voting securities; and the Debtors have made adequate disclosures of their post-Effective Date officers and directors and any compensation promised to be paid to them.

         14. The solicitation materials which Plan Proponents sent pursuant to the Disclosure Statement Order and the Voting Procedures Order contained adequate information in accordance with section 1125 of the Bankruptcy Code and were otherwise appropriate.

         15. The Plan complies with the applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) thereof.

         16. The Plan Proponents have complied with the applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) thereof.

         17. The Plan has been proposed in good faith by the Plan Proponents and not by any means forbidden by law in compliance with section 1129(a)(3) of the Bankruptcy Code.

         18. This Plan offers the highest implied value for the Debtors' assets that has been offered by any of the many potential investors with whom Debtors have negotiated, and is a plan that is both (i) feasible of consummation and performance and (ii) has substantial creditor support. All officer employment contracts have been rejected; no new officer employment contracts have been negotiated or promised and the one proposed officer severance agreement that was filed in connection with a proposed new contract for a new chief executive officer has been disclosed. Any


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other compensation to existing officers and directors (other than stay put bonuses described in the Disclosure Statement) will be paid only if authorized by the post-Effective Date board of directors of the Reorganized Parent Company, the composition of which has been approved by this Court in connection with confirmation of the Plan.

         19. Each Plan Proponent and Plan Participant has solicited acceptances of the Plan in good faith and compliance with all applicable provisions of the Bankruptcy Code, including sections 1125(e) and 1145, and have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale and purchase of any securities offered, issued or sold under the Plan, and are not liable at any time for violation of any applicable law, rule or regulation governing the solicitation of acceptance or rejection of the Plan or the offer, issuance, sale or purchase of any securities in connection with the Plan.

         20. Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases has been approved by, or is subject to the approval of, the Court as reasonable as required by section 1129(a)(4) of the Bankruptcy Code.

         21. At the Confirmation Hearing, the Debtors have complied with Section 1129(a)(5) by disclosing the identity and affiliations of the individuals proposed to serve, after the Effective Date of the Plan, as directors and officers or voting trustees of the Reorganized Debtors. The continuance or appointment of such individuals to such offices is consistent with the interests of Creditors and Equity Interest holders and with public policy. The Debtors have also disclosed the identity of any insider that will be employed or retained by Reorganized Debtors, and the nature of any compensation for such insider that is being approved by the Court (in the Plan or otherwise), as well


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as compensation which has been negotiated for any post-Effective Date officers and directors. Every employment contract held by any pre-petition officer or director has been rejected by the terms of the Plan. Any compensation for officers or directors of the Reorganized Debtors proposed by the Plan has been fully disclosed.

         22. The Plan does not provide for any rate changes requiring the approval of a governmental regulatory commission as contemplated by section 1129(a)(6) of the Bankruptcy Code.

         23. With respect to each impaired class of Allowed Claims or Interests under the Plan, each holder of an Allowed Claim or Interest of such class (i) has duly and timely accepted the Plan, or (ii) will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code as provided by section 1129(a)(7) of the Bankruptcy Code.

         24. With respect to each class of Allowed Claims under the Plan, each such class has accepted the Plan, or such class is not impaired under the Plan, as required by section 1129(a)(8) of the Bankruptcy Code.

         25. Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim (including, without limitation, such agreements relating to deferrals of rent and certain claims incurred in the ordinary course of the Debtors' businesses), the Plan provides, as required by section 1129(a)(9) of the Bankruptcy Code, that

                  (A) with respect to an Allowed Claim of a kind specified in section 507(a)(1) of the Bankruptcy Code, on the Effective Date, the holder of such Claim will receive on account of such Claim Cash equal to the Allowed amount of such Claim as required by section 1129(a)(9)(A) of the Bankruptcy Code;


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                  (B) with respect to an Allowed Claim of a kind specified in section 507(a)(3) or 507(a)(4) of the Bankruptcy Code, the holder of such Claim will receive Cash on the Effective Date equal to the Allowed amount of such Claim as required by section 1129(a)(9)(B) of the Bankruptcy Code; and

                  (C) with respect to an Allowed Claim of a kind specified in section 507(a)(7) of the Bankruptcy Code (i.e., Priority Tax Claims) the holder of such Claim will receive on account of such Claim deferred cash payments in compliance with Section 1129(a)(9)(c), if agreed to by Debtors and the holder of the Claim, cash payment on the Effective Date.

         26. The Plan provides for the payment of any claim of a kind specified in sections 507(a)(1), 507(a)(3), 507(a)(4) and 507(a)(7) of the Bankruptcy Code (but which has not been Allowed as of the Effective Date of the Plan) to be paid as soon as practical after such claim is allowed, in accordance with payment plan in the Disclosure Statement. The Court finds this provision to be an appropriate means of providing for the payment of Disputed Claims asserting such priority and which have not been Allowed as of the Effective Date.

         27. There do not exist any Claims against the Debtors of a kind specified in sections 507(a)(5) or 507(a)(6) of the Bankruptcy Code, and section 507(a)(2) of the Bankruptcy Code is not applicable in these Cases.

         28. Impaired Classes 2, 3, 5 and 6 have voted to accept the Plan, and the Court therefore finds that at least one impaired Class of Claims has accepted the Plan, which acceptance has been determined without including any acceptance of the Plan by any insider holding a Claim of such class as required by section 1129(a)(10) of the Bankruptcy Code.

         29. The Plan meets the requirements of section 1129(a)(11) because it is feasible and not likely to be followed by liquidation or the need for further financial reorganization; this finding is premised on, among other things, the following findings:

                  (a) All of the conditions to confirmation set forth in the Plan have been met;


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                  (b)      Plan Proponents have filed with the Court drafts of
                           the implementing documents referred to in Sections
                           13.9 and 18.1(a) of the Plan (the "Implementing Documents");

                  (c)      This Order complies with Section 18.1(b) of the Plan;

                  (d) Debtors have established that they will have sufficient cash resources to pay all the Claims they are required under the Bankruptcy Code and the Plan on the Effective Date and within sixty days thereafter;

                  (e) the Chevron Settlement Agreement has been approved, subject to the Court's order of March 17, 2000, as that order may be supplemented and amended, and such approval was a condition precedent to confirmation because the Plan would not be feasible without this settlement due to the size of the Claim that Chevron had asserted;

                  (f) Debtors have established that they should have sufficient liquidity to satisfy their obligations pursuant to the Plan;

                  (g) Debtors' projections of cash flow and liquidity over the first two years after the Effective Date are reasonable;

                  (h) Debtors have established that they will have sufficient cash resources over the first two years after the Effective Date to pay all the Claims that they must pay under the Plan and still remain solvent and viable;

                  (i) Debtors have established that at the end of the two years after the Effective Date they will have sufficient financial ability to pay the remainder of any tax claims that will be paid over six years under the Plan; and

                  (j) Debtors have established that at the end of two years after the Effective Date they will have sufficient financial ability to repay the new indebtedness they will incur on the Effective Date.

         30. Because the Reorganized Debtors will be able to satisfy all Allowed Administrative Claims in the manner provided by the Plan, as well as any Disputed Administrative Claims or other Disputed Claims that are ultimately Allowed, the Court finds that the Debtors need not deposit in a segregated account any amounts that may be required to pay Disputed Claims that may be allowed after the confirmation of the Plan.


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         31. All fees payable under 28 U.S.C. Section 1930 have been paid, or the Plan provides for the payment of all such fees on the Effective Date as required by section 1129(a)(12) of the Bankruptcy Code.

         32. The Debtors do not have any retiree benefit plans as defined in section 1114 of the Bankruptcy Code, thus section 1129(a)(13) is satisfied.

         33. With respect to section 1129(b) of the Bankruptcy Code, the Plan
(i) does not discriminate unfairly, and (ii) is "fair and equitable" with respect to the Class 8 Equity Interests that has voted to reject the Plan; these findings are based on, among other things, the following:

                  (a) there is no unfair discrimination against Class 8 holders of Equity Interests because, among other things, all Allowed Equity Interests are classified in one class and are all treated the same, and there is substantial basis for creating a class of Equity Interests separate from Classes of Creditors;

                  (b) No Class of Creditors is being paid more than in full;

                           (1) Allowed Administrative and Priority Claims are being paid in full in Cash; they are not being paid more than their Allowed Amount.

                           (2) The Bank Group's Allowed Claim is being paid in full, in Cash on the Effective Date; it is not being paid more than its Allowed Amount.

                           (3) Miscellaneous Secured Claims are not being paid more than their Allowed Amount;

                           (4) Administrative Convenience Claims are de minimis and are not being paid more than their Allowed Amount;

                           (5) General Unsecured Claims are being paid in full in Cash in four equal installments over a year after the Effective Date; without interest; they are not being paid more than their Allowed Amount;

                           (6) Allowed Bond Claims are approximately $161 million (without any post-petition interest;

                           (7) Allowed Bond Claims are receiving 96 percent of the New Common Stock of the Reorganized Debtors in return for cancellation of their Allowed Bond Claims;


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                           (8)      The enterprise value of Debtors is $400
                                    million (as performed by Petrie Parkman, on whose testimony the Court relied, this included the Debtors' interests in Anaguid but did not include anything concerning the Hicks Muse Lawsuit or any claim that might exist against Debtors' existing or prior officers, directors or D&O insurance carrier (the "D&O Claim");

                           (9) Pursuit of any D&O Claim would be disruptive of the Reorganized Debtors;

                           (10) The Hicks Muse Lawsuit is still in the discovery phase and any recovery on it is speculative;

                           (11) In view of the foregoing, the Allowed Bond Claims are not being paid value under the Plan more than $161 million.

         34. After the Effective Date, the Reorganized Debtors will continue to engage in their businesses and the Plan does not provide for the liquidation of all or substantially all of the property of the Debtors' estates.

         35. The Debtors have made a careful review of their executory contracts and unexpired leases, and it is a reasonable exercise of the Debtors' business judgment for them to assume all such executory contracts and unexpired leases, that are listed in the Statement of Financial Affairs listed by each of the Debtors, except those that are listed in the Amended List of Executory Contracts and Unexpired Leases, filed with the Court on March 8, 2000, to be rejected on the Effective Date and those that have already been rejected by Court orders (collectively, the "Rejected Executory Contracts").

         36. The Modifications do not adversely change the treatment of the Claim of any Creditor or the Interest of any Equity Security Holder under the Plan.

         37. The Modifications are deemed to be accepted by all Creditors and Equity Interest Holders who have previously accepted the Plan, pursuant to Rule 3019 Fed.R.Bankr.P.


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


         38. The Modifications comply with the requirements of Section 1127 of the Bankruptcy Code and do not require further disclosure or materially alter the treatment of Creditors or Equity Interest Holders so as to require additional solicitation.

         Therefore, THIS COURT HEREBY CONCLUDES, as a matter of law, that:

         1. This is a core proceeding within the meaning of 28 U.S.C.
Section 157.

         2. As to all Classes, except Class 8 (holders of Existing Common Stock), the Plan complies with all elements of section 1129(a) of the Bankruptcy Code and is confirmable.

         3. As to Class 8, the Plan complies with all elements of section 1129(a) of the Bankruptcy Code, except section 1129(a)(8); however, the Plan meets the standards of section 1129(b) as to Class 8 and is, therefore, confirmable.

         4. Findings of Fact may be considered Conclusions of Law, and vice versa, as appropriate.

         Now, upon the motion of the Debtors and after due deliberation, the Court hereby ORDERS, ADJUDGES AND DECREES that:

         1. The findings and conclusions of this Court set forth above shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this matter by Bankruptcy Rule 9014.

         2. To the extent that any provision designated herein as a Finding of Fact is more properly characterized as a Conclusion of Law, it is adopted as such. To the extent that any provision designated herein as a Conclusion of Law is more properly characterized as a Finding of Fact, it is adopted as such.

         3. The terms of the Plan (Exhibit A hereto) and of the Modifications (Exhibit B hereto) are incorporated in this Order and shall be treated as a part hereof. The provisions of this Order are


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

integrated with each other and are mutually dependent and not severable. The provisions in the record of the trial and/or in this Order are controlling of the Plan and Modifications if they differ.

         4. Unless withdrawn with prejudice, all objections to confirmation of the Plan are overruled.

         5. The Plan, as modified by the Modifications, is confirmed in all respects pursuant to Section 1129 of the Bankruptcy Code.

         6. The record of the Confirmation Hearing is closed.

         7. In accordance with the Plan and section 1141 of the Bankruptcy Code, and except as otherwise specifically provided herein, in the Plan, or in the Implementing Documents, the consideration distributed under the Plan shall be in exchange for and in complete satisfaction, discharge, release, and termination of, all Claims of any nature whatsoever against any Debtor or any of its assets or properties and all Equity Interests in the Parent Company; and, except as otherwise specifically provided herein, in the Plan or in the Implementing Documents, upon the Effective Date (i) each Debtor shall be discharged and released pursuant to section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including but not limited to demands and liabilities that arose before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt has accepted the Plan; and (ii) all rights and interests of holders of Equity Interests in the Parent Company shall be terminated pursuant to section 1141(d)(1)(B) of the Bankruptcy Code.

         8. All Equity Interests in the Parent Company are extinguished on the Effective Date; as Equity Interests are defined in the Plan this includes, without limitation, any contract right to


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


acquire common stock of the Debtors based on a contract entered into or a transaction that occurred before the Petition Date.

         8a. Pursuant to Section 7.1 of this plan, entry of this Order shall be a final and binding adjudication allowing the Bank Group Claim in the amounts and under the terms set forth in the Stipulation and Order on allowance of the Bank Group Claim, entered on or about March 15, 2000, and will operate as a final and conclusive compromise and settlement of any and all claims which have, could or may be asserted by or through the Debtors against the Bank Group, its constituent members, their respective successors, assigns, officers, directors, employees, attorneys, agents and representatives.

         9. In accordance with section 1141 of the Bankruptcy Code, the Plan and its provisions shall be binding upon the Debtors and their successors and any other entity created pursuant to the Plan, any Person or entity issuing securities under the Plan, any Person or entity acquiring or receiving property under the Plan, any lessor or lessee of property to or from the Debtors, and any holder of a Claim against the Debtors or an Equity Interest in the Parent Company.

         10. On the Effective Date, the transfers of assets by the Debtors contemplated by the Plan will be legal, valid, binding and effective transfers of property and will vest in the respective transferee good title to such property, free and clear of all liens, Claims and encumbrances, except as otherwise specifically provided for herein, in the Plan, or in the Implementing Documents.

         11. In accordance with section 1141 of the Bankruptcy Code, any property transferred or otherwise dealt with in the Plan (whether by transfer to third party or revesting in the Debtors) shall be free and clear of all Claims against the Debtors and Equity Interests in the Parent Company, except those specifically provided herein, in the Plan, or in the Implementing Documents, all property of the Debtors' estates (as defined in Section 541 of the Bankruptcy Code or other applicable law) that the Plan provides to revest in the Reorganized Debtors shall so vest on the Effective Date free of any such Claims and Interests.

         12. On the Effective Date, as to every discharged debt, Claim and Equity Interest, the holder of such Claim or Equity Interest is permanently enjoined and precluded from asserting against the Reorganized Debtors, or against their assets or properties or any transferee thereof, any such Claim or Equity Interest based upon any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, except as expressly set forth herein, in the Plan, or the Implementing Documents.

         13. In accordance with section 524 of the Bankruptcy Code, this Order:

                  (i) voids any judgment at any time obtained, to the extent that such judgment is a determination of the personal liability of the Debtors with respect to any debt of, Claim or Equity Interest discharged hereby; and

                  (ii) operates as an injunction against the commencement or continuation of an action, the employment of process, or an act, to collect, recover or offset any such debt, Claim or Equity Interest as a personal liability of the Debtors or the Reorganized Debtors.

         14. Each of the Implementing Documents is hereby approved in all respects in substantially the form filed with the Court. Upon execution and delivery of each of the Implementing Documents, such documents shall constitute, to the extent applicable, legal, valid and binding obligations of the Reorganized Debtors, enforceable against them in accordance with their respective terms.

         15. In accordance with section 1142 of the Bankruptcy Code, the Debtors, all parties in interest, and any other entity created or Person designated pursuant to the Plan or any Implementing Document (including the Indenture Trustee and the Amended Indenture Trustee) and their directors, officers, agents, attorneys and representatives, are authorized, empowered and directed to forthwith issue, execute, deliver, file and record any Implementing Document or any other agreement, document, instrument or certificate referred to in or contemplated by the Plan or any Implementing Document (collectively, the "Documents"), and to take any corporate or other action necessary, useful or appropriate to implement, effectuate and consummate the Plan and the Documents in accordance with their respective terms.

         16. The form, terms and provisions of the credit agreement among and between the Reorganized Parent Company and The Chase Manhattan Bank, as Agent ("Chase"), for itself and certain agents and lenders (the "Lenders") and each other document, instrument or agreement (collectively, the "Credit Facility Documents") to be executed and delivered in connection with or otherwise evidencing or establishing the credit facility provided for under the Plan (the "Credit Facility"), copies of which were each filed with the Bankruptcy Court as part of the Implementing Documents prior to the Confirmation Hearing, are hereby authorized and approved in all respects. Each of the Credit Facility Documents shall, when executed and delivered, constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with its terms. The Reorganized Parent Company and each of the other Reorganized Debtors are each hereby authorized to amend, supplement or modify the Credit Facility Documents, with the consent of Chase and in accordance with the terms of the Credit Facility Documents. Notwithstanding anything to the contrary set forth in this Confirmation Order or in the Plan, neither Chase nor the Lenders shall be obligated to advance any loan pursuant to the Credit Facility to the Reorganized Parent Corporation or to the other Reorganized Debtors unless and until each of the conditions set forth in the Credit Facility Documents has been satisfied and/or waived by Chase and the Lenders in accordance with the terms of the Credit Facility Documents.

         17. Pursuant to section 1142(b) of the Bankruptcy Code, all Persons holding Claims or Equity Interests which are dealt with under the Plan and their directors, officers, agents, attorneys and representatives are directed to execute, deliver, file or record any document, and to take any and all actions necessary, useful or appropriate to implement, effectuate and consummate the Plan in accordance with its terms, and all such Persons shall be bound by the terms and provisions of all documents to be executed by them in connection with the Plan, whether or not such documents actually have been executed by such Persons.

         18. The Reorganized Parent Company and each of the other Reorganized Debtors shall be, and hereby are, authorized and directed to enter into the Credit Facility, to execute and deliver each of the Credit Facility Documents, to be dated as of the Effective Date, and to take such actions and perform such acts as may be necessary or appropriate to implement the Credit Facility and each of the Credit Facility Documents. The Reorganized Parent Company and the other Reorganized Debtors shall each be, and hereby is, authorized and directed to do or perform all acts, to make, execute and deliver all instruments, documents and agreements and to pay all fees, expenses and other amounts payable to Chase and or the Lenders or otherwise under, pursuant to or in accordance with the Credit Facility Documents, or that may be required or necessary for Reorganized Parent Company or the other Reorganized Debtors' performance under the Credit Facility Documents.

         19. The security interests and liens to be granted to secure the obligations of the Reorganized Parent Company and the other Reorganized Debtors to Chase and the Lenders under the Credit Facility Documents shall constitute, as of the Effective Date, legal, valid and duly perfected first-priority liens and security interests in and to the property and interests therein specified in the Credit Facility Documents, including, but not limited to, all oil and gas properties of the Reorganized Parent Company and the other Reorganized Debtors organized within the United

States, all personal property of Reorganized Parent Company and its subsidiaries organized with the United States, the ownership interest of the Reorganized Parent Company and its various subsidiaries organized within the United States in all direct and indirect subsidiaries of the Reorganized Parent Company, and 65% of the ownership interest of the Reorganized Parent Company and its various subsidiaries organized within the United States in all direct and indirect subsidiaries of the Reorganized Parent Company organized outside of the United States (the "Credit Facility Collateral") subject only, where applicable, to the permitted liens and encumbrances, if any, specifically consented to by Chase and the Lenders in and pursuant to the Credit Facility Documents.

         20. Notwithstanding anything to the contrary set forth in any other provision of the Plan, the Confirmation Order or any document executed or delivered pursuant to the Plan, any and all liens or security interests in the assets comprising the Credit Facility Collateral granted by any Debtor or any Reorganized Debtor to any person (other than Chase or the Lenders) pursuant to the Plan and/or this Confirmation Order, or at any time thereafter, shall be subject and subordinate in all respects to the security interests and liens granted to Chase and such Lenders in, to and against the Credit Facility Collateral pursuant to the Credit Facility Documents. The intended parties to the Credit Facility Documents are hereby authorized to take such actions as shall be necessary to carry out the intents and purposes of the Plan, the Confirmation Order and the Credit Facility Documents. Each recorder of deeds or similar official for any county, city or governmental unit in which any instrument granting an interest in the Credit Facility Collateral is to be recorded, is hereby ordered and directed to accept a copy of this Confirmation Order as evidence of the rights, interests and priorities set forth herein and in the Plan.

         21. Each and every federal, state, commonwealth, local or other governmental agency or department is hereby directed to accept any and all documents and instruments (including any

Document) necessary, useful or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan or the documents described in paragraph 13.9 of the Plan or this Order. Nothing contained in this paragraph shall change the allocation of jurisdiction set forth in the Chevron Settlement Agreement and the order approving it, as that order may be supplemented and amended.

         22. From and after the Effective Date, the Reorganized Debtors may use, operate and deal with their respective assets, and may conduct and change their businesses, without any supervision by the Bankruptcy Court or the Office of the United States Trustee, and free of any restrictions imposed on the Debtors by the Bankruptcy Code or by the Court during these Chapter 11 Cases.

         23. All objections to Claims shall be served and filed no later than ninety (90) days after the Effective Date. Unless arising from an avoidance action, any proof of claim filed after the bar date shall be of no further force and effect, shall be deemed disallowed and will not require objection. All contested claims shall be litigated until Final Order; provided, however, that the Reorganized Debtors shall have the authority, in their sole discretion, and without Bankruptcy Court approval, to resolve compromise, prepay or renegotiate, at any time, the Allowed Amount of a Disputed Claim or the payment of the outstanding balance due under the Plan to any Allowed Claim, including the right to compromise with the holder of such Allowed Claim the satisfaction thereof, so long as such compromise and/or prepayment does not otherwise diminish the amounts to be distributed as required by the Plan.

         24. No distribution under the Plan shall be required to be made on a Claim until such Claim becomes an Allowed Claim by Final Order. Once a Claim becomes an Allowed Claim, the holder thereof shall receive a distribution from the next regularly scheduled distribution for the relevant class in which such an Allowed Claim is included.

         25. The Debtors, the Reorganized Debtors and all parties in interest herein are authorized, empowered and directed to issue all securities under the Plan.

         26. Pursuant to section 1145(a)(1)(A) of the Bankruptcy Code, the issuance of the New Common Stock as provided by the Plan shall be exempt from the provisions of section 5 of the Securities Act of 1933, as amended (15 U.S.C.
Section 77(e), as amended) and any state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security. All such securities so to be issued shall be freely transferable by the initial recipients thereof (i) except for any such securities held by an underwriter within the meaning of section 1145(b) of the Bankruptcy Code that does not engage in "ordinary trading transactions" or is an issuer of such securities within the meaning of section 2(11) under said Securities Act, and (ii) subject to any restrictions contained in the terms of such securities themselves or in the Plan. For purposes of said Securities Act, the offers and sales of the Rights pursuant to the Plan shall not be considered part of or otherwise "integrated" with any offers or sales by any of the Debtors pursuant to any financing or other transaction consummated on or after the Effective Date. Upon the issuance of shares of New Common Stock issued in accordance with the Plan, such shares will have been authorized and validly issued, and will be fully paid and nonassessable.

         27. Each of the members of the Creditors' Committee and Standby Lenders and each of the Debtors (and each of their respective members, affiliates, agents, attorneys, advisors, officers and directors) shall not be liable at any time for violation of any applicable law, rule or regulation governing the solicitation of acceptance or rejection of the Plan or the offer, sale or purchase of the securities thereunder. All requirements of state, local and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, with respect to the issuance of the Rights have been duly complied with.

         28. On the Effective Date, the holders of the New Common Stock shall be entitled to receive the benefits and protections of the Registration Rights Agreement to be entered into on the Effective Date of the Plan.

         29. Pursuant to section 1146(c) of the Bankruptcy Code, but subject to any stipulation between the Debtors and any taxing authority previously approved and so ordered by the Court, neither the issuance, distribution, transfer or exchange of a security under the Plan nor the revesting, transfer and sale of any real or personal property of the Debtors in accordance with the Plan shall subject the Reorganized Debtors (or transfer or other agents therefor) to any state or local sales, use, transfer, documentary, recording, gains or original issue tax.

         30. Even though Section 13.1 the Plan provides that "For purposes of this Plan, all Debtors will be treated as substantively consolidated with the Parent Company," this does not mean to extinguish inter-company claims between the Debtors; rather such inter-company claims between the Debtors will not be fully extinguished under the Plan and are specifically preserved as follows:

                                                                              AMOUNT OF
            LENDER                    BORROWER                             CLAIMS REMAINING
            ------                    --------                             ----------------

1.  THE RIGHTS OFFERING OR THE PRIVATE PLACEMENT -

Coho Energy, Inc.               Coho Resources, Inc.                       $253,000,000(1)

Coho Resources, Inc.            Coho Oil & Gas, Inc.                       $168,000,000(1)

Coho Resources, Inc.            Coho Exploration, Inc.                     $ 14,000,000(1)

2.  THE STANDBY LOAN -

Coho Energy, Inc.               Coho Resources, Inc.                       $252,000,000(1)

Coho Resources, Inc.            Coho Oil & Gas, Inc.                       $167,000,000(1)

-------------------------

(1) Amounts reflected in this table are based on estimated net proceeds from borrowings under the bank credit facility and the Standby Loan, if applicable, of $253 million under the Rights Offering or the Private Placement and $252 million under the Standby Loan on the Effective Date. If actual net proceeds differ from such estimates, the amount of Claims remaining will be adjusted in proportion to the amounts presented above.

                                                                              AMOUNT OF
            LENDER                    BORROWER                             CLAIMS REMAINING
            ------                    --------                             ----------------
Coho Resources, Inc.            Coho Exploration, Inc.                     $ 14,000,000(1)

         31. Intercompany Claims between the Debtors in excess of the Claims preserved above will be treated for federal income tax purposes as a contribution of capital to the Borrower pursuant to Section 108(e)(6) of the Internal Revenue Code of 1986 as amended (the "Tax Code"), except with respect to the intercompany Claim between Coho Resources, Inc. and Coho Energy, Inc. Coho Resources, Inc. will issue shares of its common stock to Coho Energy, Inc., in satisfaction of Coho Energy, Inc.'s excess Claim in a transaction which, for federal income tax purposes, will be governed by Section 108(e)(8) of the Tax Code.

         32. To implement the Plan and make the New Common Stock more attractive to the market, the number of shares to holder of Bond Claims and Equity Interests under the Plan will be reduced by a factor of 40 and the number of shares to be offered in the rights offering will be reduced by a factor of 40, with a corresponding increase in the rights offering subscription price by a factor of 40 to $10.40 per share. This will not affect the relative percentage ownership interests among holders of Equity Interests and Bond Claims on the Effective Date, and will enhance the value of the New Common Stock provided under the Plan to holders of such Claims and Interests. This negates the need to do a reverse stock split after the Effective Date which had been noted in the Disclosure Statement as a possibility.

         33. All distributions of cash, securities or other consideration required to be made pursuant to the Plan shall be made within such time as provided by the Plan and all such distributions shall be timely and proper if either (i) mailed by first class mail on or before the distribution dates set forth in the Plan to the last known address of the person or entity entitled thereto or (ii) deposited with the depository contemplated by the Plan on or before the distribution dates set forth in the Plan for exchange upon receipt of properly completed and executed letters of transmittal.

         34. The record date for distributions under the Plan is fixed as February 7, 2000, and the Reorganized Debtors are authorized to give notice to all banks, brokers, depositories and other similar financial intermediaries and "street name" holders of this record date.

         35. On the Effective Date, all Debtors' executory contracts and unexpired leases, except the Rejected Executory Contracts, are assumed; all Rejected Contracts are rejected.

         36. Debtors are authorized and directed to purchase the tail insurance for officers and directors described in Section 14.2 of the Plan and such purchase shall be made on the Effective Date.

         37. In accordance with the Plan, all proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases shall be filed with the Bankruptcy Court within thirty (30) days after the Effective Date, unless a separate order of the Court approving such rejection requires filing by an earlier date. Any Claims arising from any such rejection not filed within such times shall be forever barred from assertion against the Debtors, their estates and property, or the Reorganized Debtors.

         38. Pursuant to Bankruptcy Rule 3020(c), within ten (10) days after entry of this Order, the Debtors shall serve notice of the entry of this Order as provided in Bankruptcy Rule 2002(f) to all Creditors, Equity Interest holders and other parties in interest, to be sent by first-class mail, postage prepaid, except to such parties who may be served by hand or facsimile or overnight courier, which service is hereby authorized.

         39. Within 180 days after entry of this Order, or within such further time as this Court may allow, the Reorganized Debtors shall file with this Court a report which shall set forth the actions taken and the progress made towards the full and complete consummation of the Plan.

         40. In accordance with the Plan, the Creditors' Committee and the Equity Committee shall cease to exist after the Effective Date, or at such time as its functions under the Plan have been completed.

         41. Notwithstanding confirmation of the Plan, this Court retains exclusive jurisdiction over the Debtors' Chapter 11 Cases pursuant to and for the purposes set forth in (a) sections 105(a) and 1127 of the Bankruptcy Code,
(b) Article XIV of the Plan and (c) for such other purposes as may be necessary or useful to aid in the confirmation and consummation of the Plan and its implementation. This continuing jurisdiction shall include jurisdiction to enforce terms of the Chevron Settlement Agreement and the jurisdiction which the Court said it would retain in the Order approving the Chevron Settlement Agreement, which Order was signed March 17, 2000, as that order may be supplemented or amended and jurisdiction to approve any settlement of the Hicks Muse Lawsuit and the value attributable to such settlement for purposes of determining the amount of payment due on account of the Shareholders Hicks Muse Lawsuit Interest and the amount of any payment which may come due on account of the Shareholders Tunisia Interest.

         42. To the extent provided by law, nothing in this Order or in the Plan, to the extent the Plan is otherwise inconsistent with this proviso, shall impair, release, discharge, void, bar or otherwise affect any claim against any non-debtors held by any individual shareholder (and not derivative of Debtors' rights) arising from the purchase by such shareholder of any stock of the Parent Company prior to the Petition Date, to the extent any such claim may be covered under the terms of the Debtors' Directors and Officers Liability Policy.

         Signed, March 20, 2000, Dallas, Texas.



                                    /s/ Harold C. Abramson
                                    ----------------------
                                    HAROLD C. ABRAMSON
                                    UNITED STATES BANKRUPTCY JUDGE

                                    EXHIBIT A


Michael W. Anglin
State Bar No. 01260800
Louis R. Strubeck, Jr.
State Bar No. 19425600
Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Ste. 2800
Dallas, Texas 75201
(214) 855-8000 (214) 855-8200 Facsimile

COUNSEL FOR THE DEBTORS


                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION


In re:
   COHO ENERGY, INC.,                   )    Case No. 399-35929-HCA-11
   COHO RESOURCES, INC.,                )    Case No. 399-35930-HCA-11
   COHO OIL & GAS, INC.,                )    Case No. 399-35934-HCA-11
   INTERSTATE NATURAL GAS COMPANY       )    Case No. 399-35932-HCA-11
   COHO LOUISIANA PRODUCTION COMPANY    )    Case No. 399-35933-HCA-11
   COHO EXPLORATION, INC.,              )    Case No. 399-35935-HCA-11

   DEBTORS IN POSSESSION                )    JOINTLY ADMINISTERED UNDER
                                        )    CASE NO. 399-35929-HCA-11


                       DEBTORS' FIRST AMENDED AND RESTATED
                        CHAPTER 11 PLAN OF REORGANIZATION

                       DEBTORS' FIRST AMENDED AND RESTATED
                             PLAN OF REORGANIZATION
                             UNDER CHAPTER 11 OF THE
                          UNITED STATES BANKRUPTCY CODE

                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
ARTICLE I     SUMMARY OF THIS PLAN ...........................................1

ARTICLE II    DEFINITIONS, CONSTRUCTION AND INTERPRETATION .................. 2

ARTICLE III   CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS ................. 7

ARTICLE IV    IDENTIFICATION OF CLAIMS AND EQUITY INTERESTS
                IMPAIRED BY THE PLAN ........................................ 7

ARTICLE V      PROVISIONS FOR TREATMENT OF ALLOWED ADMINISTRATIVE
                EXPENSE CLAIMS (CLASS 1) .................................... 8

ARTICLE VI    PROVISIONS FOR TREATMENT OF ALLOWED PRIORITY TAX
                CLAIMS (CLASS 2) ............................................ 8

ARTICLE VII   PROVISIONS FOR TREATMENT OF THE ALLOWED BANK GROUP
                CLAIM (CLASS 3) ............................................. 8

ARTICLE VIII  PROVISIONS FOR TREATMENT OF MISCELLANEOUS SECURED
                CLAIMS (CLASS 4) ............................................ 9

ARTICLE IX    PROVISIONS FOR TREATMENT OF ALLOWED BOND CLAIMS
                (CLASS 5) ................................................... 9

ARTICLE X     PROVISIONS FOR TREATMENT OF ALLOWED GENERAL UNSECURED
                CLAIMS (CLASS 6) ............................................ 9

ARTICLE XI    PROVISIONS FOR TREATMENT OF ALLOWED ADMINISTRATIVE
                CONVENIENCE CLAIMS (CLASS 7) ................................ 9

ARTICLE XII   PROVISIONS FOR TREATMENT OF INTERESTS OF EQUITY
                SECURITY HOLDERS OF COHO ENERGY, INC. (CLASS 8) ............. 9

ARTICLE XIII  MEANS FOR EXECUTION OF THE PLAN ...............................10

ARTICLE XIV   EXECUTORY CONTRACTS AND UNEXPIRED LEASES ......................15

ARTICLE XV    EFFECT OF REJECTION BY ONE OR MORE CLASSES OF
                CLAIMS ......................................................16

ARTICLE XVI   PROVISIONS FOR RESOLUTION AND TREATMENT OF
                PREFERENCES, FRAUDULENT CONVEYANCES, AND DISPUTED
                CLAIMS ......................................................17

ARTICLE XVII  PROVISIONS FOR RETENTION, ENFORCEMENT, SETTLEMENT,
                OR ADJUSTMENT OF CLAIMS BELONGING TO THE ESTATE .............17

ARTICLE XVIII CONDITIONS PRECEDENT TO CONFIRMATION AND
                CONSUMMATION OF THE PLAN ....................................18

ARTICLE XIX   RETENTION OF JURISDICTION .....................................19

ARTICLE XX    DEFAULT UNDER PLAN ............................................20

ARTICLE XXI   MISCELLANEOUS PROVISIONS ......................................20

         COHO ENERGY, INC.; COHO RESOURCES, INC.; COHO OIL & GAS, INC.; COHO EXPLORATION, INC.; COHO LOUISIANA PRODUCTION COMPANY; and INTERSTATE NATURAL GAS COMPANY (the "Debtors"), and the Official Committee of Unsecured Creditors propose this Plan of Reorganization (the "Plan"), pursuant to section 1121(a), title 11, United States Code, for the resolution of the Debtors' outstanding Creditor Claims and Equity Interests.

                                    ARTICLE I

                              SUMMARY OF THIS PLAN

         Capitalized terms used in the following summary are as defined in
Article II, the Definitions, Construction and Interpretation portion of this Plan.

         This Plan provides for the treatment of all Claims in a manner that is in the best interests of Creditors and is fair and equitable. This Plan also provides for fair and equitable treatment of holders of Equity Interests in the Parent Company. This summary deals with certain major elements of this Plan.

         This Plan provides for the treatment of the Allowed Bank Group Claim of approximately $240 million of principal (plus accrued interest and reasonable fees and expenses) as a Fully Secured Claim. On the Effective Date the Allowed Bank Group Claim will be paid in full in Cash. The Parent Company will obtain the funds necessary for the payment of the Allowed Bank Group Claim through the combination of (i) the Credit Facility, (ii) either the Rights Offering or the Private Placement, (iii) cash on hand from the Debtor's operations and (iv) the Standby Loan, if necessary.

         Under this Plan, approximately $162 million of Allowed Bond Claims will be paid in full by issuing the holders of Existing Bonds 96% of the New Common Stock of the Reorganized Parent Company on the Effective Date of the Plan. The ownership percentage of the holders of Allowed Bond Claims may be diluted by (i) the Rights Offering or the Private Placement and (ii) the Standby Loan, if necessary.

         Holders of Existing Common Stock in the Parent Company as of the Voting Record Date will be issued 4% of the shares of the New Common Stock on the Effective Date and holders of Existing Common Stock as of the Rights Offering Record Date will receive rights to purchase additional shares of New Common Stock under the Rights Offering, which will be made in a separate prospectus sent to such holders of Existing Common Stock. The ownership percentage of the holders of Existing Common Stock may be diluted by (i) either the Rights Offering or the Private Placement and (ii) the Standby Loan, if necessary.

         To implement this Plan, the Reorganized Debtors will raise up to $90 million of new investment in the Reorganized Parent Company by (i) either the Rights Offering or the Private Placement, and (ii) if applicable, the Standby Loan. Under the Rights Offering, which will be made pursuant to a separate prospectus, holders of Existing Common Stock as of the Rights Offering Record Date will have the exclusive first opportunity to buy additional shares of the New Common Stock for a price of $0.26 per current share, up to an aggregate of $90 million. Holders of Existing Common Stock as of the Rights Offering Record Date who wish to purchase more than their allocable portion of the shares offered to them in the Rights Offering may do so, to the extent that other shareholders do not elect to participate in the Rights Offering. If the Rights Offering is not fully subscribed up to $90 million by holders of Existing Common Stock as of the Rights Offering Record Date, then the Parent Company may offer the remaining shares of the New Common Stock to third parties pursuant to the Rights Offering. In connection with the Rights Offering, the Parent Company filed a registration statement with the SEC to register the Rights and to register shares of New Common Stock under the Rights Offering. If the registration statement filed with the SEC is not declared effective by a date sufficiently early to give the Parent Company adequate time to arrange and complete the Rights Offering, the Parent Company will, in its sole discretion, discontinue the Rights Offering and proceed with the Private Placement. The Rights Offering or Private Placement will be arranged by Jefferies & Company, Inc., or another investment banker, subject to the approval of the Bankruptcy Court. Jefferies & Company, Inc., or another investment banker, will be retained by the Parent Company for the limited purpose of arranging the Rights Offering or Private Placement and not as a general financial advisor to the Debtors.

         To the extent that the proceeds of the Rights Offering or the Private Placement are less than $90 million, the Debtors will issue, and the Standby Lenders will purchase, an amount of senior subordinated notes to be determined by the Reorganized Parent Company. This amount will be a maximum of $70 million given the current level of commitment under the Standby Loan and a maximum of $90 million if more Standby Loan commitments are obtained and made available before the conclusion of the Confirmation Hearing, or the Effective Date if the Debtors choose to extend the Rights Offering to that date. Payment of the Standby Loan Notes will be expressly subordinate to the full and final payment in cash of all obligations arising in connection with the Credit Facility and payments made under the Standby Loan will be subject to the consent of Chase. The Standby Loan is not conditioned on any minimal Rights Offering subscription or Private Placement sale.

         If the Reorganized Parent Company draws on the Standby Loan, the Standby Lenders will receive the Standby Shares. If $70 million in principal amount of the Standby Loan Notes are issued, the Standby Lenders will receive 14% of the fully diluted New Common Stock. The amount of Standby Shares issued will be adjusted ratably according to the actual amount of Standby Loan Notes issued. The Standby Shares issued to the Standby Lenders will be in addition to the shares of New Common Stock issued to holders of Existing Bonds, holders of Existing Common Stock and to persons participating in the Rights Offering or Private Placement. The manner in which shares of New Common Stock are subject to dilution is illustrated in the Disclosure Statement.


                                   ARTICLE II

                   DEFINITIONS, CONSTRUCTION AND INTERPRETATION

       As used in the Plan, the following terms shall have the meanings specified below.

         2.1 Actual Price: The weighted average of the price received by the Reorganized Debtors for all of their oil and gas production, including hedged and unhedged production (net of hedging costs) in dollars per barrel of oil equivalent using a 6:1 conversion ratio for natural gas.

         2.2 Administrative Convenience Claim: Any Claim in the amount of $1,000 or less.

         2.3 Administrative Expense: Any cost or expense of administration of the Chapter 11 Case incurred on or before the Confirmation Date entitled to priority under section 507(a)(1) and allowed under section 503(b) of the Bankruptcy Code, including (i) any actual and necessary expenses of preserving the Debtors' estate, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Case, certain taxes, fines and penalties, any actual and necessary expenses of operating the business of the Debtors, any indebtedness or obligations incurred by or assessed against the Debtors in connection with the conduct of its business, or for the acquisition or lease of property or for provision of services to the Debtors, including all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under the Bankruptcy Code, and any fees or charges assessed against the Debtors' estate under chapter 123, title 28, United States Code and
(ii) the reasonable fees and expenses of the Indenture Trustee under the Existing Bond Indenture, including the reasonable fees and expenses of its professionals to be paid under the terms of the Existing Bond Indenture, upon application to the Bankruptcy Court.

         2.4 Allowed: When used in connection with a Claim, any Claim against or Equity Interest in the Debtors, proof of which was filed on or before the last date designated by the Bankruptcy Court as the last date for filing proofs of Claim or Equity Interest or such other applicable date as ordered by the Bankruptcy Court or permitted by the Bankruptcy Rules; or, if no proof of Claim or Equity Interest is filed, any Claim against or Equity Interest in the Debtors which has been or in the future is listed by the Debtors as liquidated in amount and not disputed or contingent and a Claim or Equity Interest as to which no objection to the allowance thereof has been interposed; or, in the case of Administrative Expense Claim recognized as such by the Debtors, such Claim or Equity Interest has been allowed in whole or in part by a Final Order. Unless otherwise specified in the Plan, "Allowed Claim" shall not, for the purposes of computation or Distributions under the Plan, include postpetition interest on the amount of the Claim.

         2.5 Amended Employment Agreement: An amended and restated form of an existing employee's employment agreement in a form acceptable to the Debtors, the Creditors Committee and the employee which is executed by the employee and the Debtors and filed with the Bankruptcy Court by March 1, 2000.

         2.6 Amended and Restated Articles of Incorporation: The amended and restated articles of incorporation of Coho Energy, Inc. that are approved pursuant to this Plan and that shall go into effect on the Effective Date.

         2.7 Appaloosa: Appaloosa Management, L.P.

         2.8 Bank Group: MeesPierson Capital Corp.; Paribas, Houston Agency; Christiania Bank OG Kreditkasse, ASA; Den Norske Bank ASA; Bank of Scotland; Bank One, Texas, N.A.; Credit Lyonnais New York Branch; and Toronto Dominion (Texas), Inc.

         2.9 Bank Group Claim: The aggregate of all Claims asserted in connection with the Existing Bank Group Loan Agreement, including, but not limited to, approximate amount of $240 million of principal, plus accrued interest, reasonable attorney's fees and reasonable expenses.

         2.10 Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended, title 11, United States Code, as applicable to this Chapter 11 case.

         2.11 Bankruptcy Court: The United States District Court for the Northern District of Texas, Dallas Division, having jurisdiction over the Chapter 11 Case, or in the event such Court ceases to exercise jurisdiction over the Chapter 11 Case, such court or adjunct thereof that exercises jurisdiction over the Chapter 11 Case in lieu of the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

         2.12 Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, as amended, and the local rules of the Bankruptcy Court, as applicable to this Chapter 11 Case.

         2.13 Base Rate: The floating annual interest rate established by Chase from time to time as its base rate of interest and which may not be the lowest or best interest rate charged by Chase on loans similar to the Credit Facility.

         2.14 Bond Claims: Claims asserted by the holders of Existing Bonds issued in connection with the Existing Bond Indenture.

         2.15 Cash: Cash, cash equivalents and other readily marketable securities or instruments issued by a Person other than a Debtor, including readily marketable direct obligations of the United States of America, certificates of deposit issued by banks and commercial paper of any entity, including interest accrued or earned thereon.

         2.16 Chapter 11 Case: The case under Chapter 11 of the Bankruptcy Code in which the Debtors are the Debtors-in-Possession.

         2.17 Chase: The Chase Manhattan Bank, as agent for the Lenders under the Credit Facility.

         2.18 Chase Commitment Letter: Letter dated December 9, 1999 from Chase to the Debtors containing the Lenders' fees for arranging the Credit Facility and the terms of the Lenders' commitment.

         2.19 Claim: Any right to payment from any of the Debtors arising at any time before the Effective Date, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or any right to any equitable remedy for future performance if the applicable breach gives rise to a right of payment from any of the Debtors, whether or not the right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         2.20 Collateral: The following property of the Debtors: (i) the issued and outstanding capital stock and other equity interests of all existing or hereafter created or acquired direct and indirect subsidiaries of the Parent Company, (ii) certain proved mineral interests selected by Chase having a present value, as determined by Chase, of not less than eighty-five percent (85%) of the present value of all proved mineral interests of the Debtors evaluated by the Lenders for purposes of determining the borrowing base, and (iii) other tangible and intangible assets of the Debtors.

         2.21 Confirmation Date: The date on which the Bankruptcy Court enters the Confirmation Order.

         2.22 Confirmation Hearing: The Bankruptcy Court hearing to confirm the Plan, scheduled for March 15, 2000.

         2.23 Confirmation Order: A Final Order of the Bankruptcy Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

         2.24 Credit Agreement: The Senior Revolving Credit Agreement to be entered into by the Parent Company, the Lenders and Chase in connection with the Credit Facility.

         2.25 Credit Facility: A Senior Revolving Credit Facility of up to $250 million from the Lenders with Chase as agent.

         2.26 Creditor: Any person that holds a Claim against a Debtor that arose on or before the Effective Date, or a Claim against a Debtor of any kind specified in sections 502(f), 502(g), 502(h) or 502(i) of the Bankruptcy Code.

         2.27 Creditors Committee: The Official Committee of Unsecured Creditors in Chapter 11 Case.

         2.28 Debtors: Coho Energy, Inc., a Texas corporation; Coho Resources, Inc., a Nevada corporation; Coho Oil & Gas, Inc., a Delaware corporation; Coho Exploration, Inc., a Delaware corporation; Coho Louisiana Production Company, a Delaware corporation; and Interstate Natural Gas Company, a Delaware corporation.

         2.29 Debtors' Schedules: The Schedules of Assets and Liabilities, Statement of Financial Affairs and Statement of Executory Contracts, as each may be amended, filed by the Debtors with the Bankruptcy Court in accordance with section 521(1) of the Bankruptcy Code.

         2.30 Disclosure Statement: The Disclosure Statement under 11 U.S.C.
Section 1125, filed by the Debtor in connection with this Plan on December 21, 1999, as amended.

         2.31 Disputed Claim: A Claim against a Debtor (a) as to which an objection has been filed on or before the deadline for objecting to a Claim by the Debtors or any party in interest and which objection has not been withdrawn or resolved by entry of a Final Order, (b) a Claim that has been asserted in an amount greater than that listed in the Debtors' Schedules as liquidated in an amount and not disputed or contingent, or (c) that the Debtors' Schedules list as contingent, unliquidated or disputed.

         2.32 Disputed Claims Reserve: A segregated account to be held in trust by the Debtors for the benefit of holders of Disputed Claims in accordance with the provisions of Article XV of the Plan.

         2.33 Distribution: The property required by the Plan to be distributed to the holders of Allowed Claims.

         2.34 Effective Date: A date eleven or more days after entry of the Confirmation Order on which the Plan is consummated by the occurrence of the following: (i) the Existing Common Stock is extinguished and shares of the New Common Stock have been issued to the holders of the Existing Common Stock; (ii) the Existing Bonds are extinguished and shares of the New Common Stock are issued to the holders of the Existing Bonds; (iii) the Bank Group Claim is paid in full; (iv) the Credit Agreement is executed and delivered; (v) funds are received from the Rights Offering or Private Placement and New Common Stock is issued to such subscribers; and (vi) the Standby Loan is funded, if necessary, in each case, in accordance with the terms of this Plan.

         2.35 Employee Benefit Plan: An employee benefit plan as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all regulations issued pursuant thereto, (and including any plan established pursuant to section 401(k) of the Internal Revenue Code of 1986, as amended) that is now or was previously maintained, sponsored or contributed to by a Debtor.

         2.36 Equity Interest: Any equity interest in the Parent Company by ownership of Existing Common Stock, including any warrants or options to acquire any Existing Common Stock and any rights pertaining to the Existing Common Stock, including voting rights, rights to receive dividends or other distributions, rights to request or demand any shares to be registered under securities laws, rights to nominate directors or to otherwise determine membership on a board of directors or any committee of a board of directors, rights to approve or to withhold approval of any matters pertaining to the Parent Company, rights to acquire any additional securities of the Parent Company or to acquire any rights with respect to those securities, and any rights to receive proceeds from any liquidation or dissolution of the Parent Company.

         2.37 Eurodollar Rate: The annual interest rate equal to the London interbank offered rate for deposits in United States dollars that are offered to Chase.

         2.38 Existing Bank Group Loan Agreement: The Fourth Amended and Restated Credit Agreement dated December 18, 1997, among Coho Resources, Inc.; Coho Louisiana Production Company; Coho Exploration, Inc.; Coho Oil & Gas, Inc.; Coho Energy, Inc., Interstate Natural Gas, a Delaware corporation; and the members of the Bank Group; the Fourth Amended and Restated Credit Agreement dated December 18, 1997, as supplemented and amended and all related documents, by and between the Debtors and the Bank Group.

         2.39 Existing Bond Indenture: The Indenture dated October 1, 1997, as amended by the First Supplemental Indenture dated September 2, 1998, among Coho Energy, Inc., the subsidiary guarantors named therein and HSBC Bank USA, formerly known as Marine Midland Bank.

         2.40 Existing Bonds: The Bonds issued before the Petition Date under the Existing Bond Indenture.

         2.41 Existing Common Stock: The common stock of the Parent Company, $0.01 par value, existing before the Effective Date.

         2.42 Final Order: An order that is no longer subject to appeal, certiorari proceeding or other proceeding for review or rehearing, and as to which no appeal, certiorari proceeding, or other proceeding for review or rehearing shall then be pending.

         2.43 Fully Secured Claim: A Claim secured by a lien on property whose value exceeds the Allowed amount of that Claim pursuant to section 506(a) of the Bankruptcy Code.

         2.44 General Unsecured Claims: A Claim other than a Bond Claim not secured by a charge against or interest in property in which the Debtors' estate has an interest.

         2.45 Lenders: A syndicate of lenders under the Credit Facility.

         2.46 Miscellaneous Secured Claim: A secured claim under section 506 of the Bankruptcy Code other than the Bank Group Claim, including properly perfected mechanic's and materialman's lien claims.

         2.47 New Common Stock: The common stock, $0.01 par value, of the Reorganized Parent Company from and after the Effective Date.

         2.48 Pacholder: Pacholder Associates, Inc.

         2.49 Parent Company: Coho Energy, Inc., a Texas corporation.

         2.50 Oaktree: Oaktree Capital Management, LLC.

         2.51 Person: An individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated association or organization, a government or any agency or subdivision thereof or any other entity.

         2.52 Petition Date: August 23, 1999, the date on which the Debtors filed their voluntary Chapter 11 petition.

         2.53 Plan: This Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, either in its present form or as it may be altered, amended, or modified from time to time.

         2.54 Plan Participants: Debtors, Reorganized Debtors, the Creditors Committee and members thereof, the Indenture Trustee under the Existing Bond Indenture, and directors, officers, employees and advising professionals of all of the preceding.

         2.55 PPM America: PPM America, Inc.

         2.56 Private Placement: The private placement of New Common Stock with third party investors pursuant to Rule 144A of the Securities Act of 1933.

         2.57 Priority Tax Claim: Any Claim entitled to priority in payment under section 507(a)(7) of the Bankruptcy Code.

         2.58 Rejected Agreements: All executory contracts and unexpired leases of the Debtors listed or otherwise described on Schedule A to the Disclosure Statement.

         2.59 Reorganized Debtors: The Debtors, as reorganized pursuant to this Plan.

         2.60 Reorganized Parent Company: The Parent Company, as reorganized pursuant to this Plan.

         2.61 Representatives: Any officer, director, financial advisor, attorney or other professional who participated in the formulation or confirmation of the Plan for the Debtor or the Plan Participants.

         2.62 Rights: Rights to purchase shares of New Common Stock that will be offered to the holders of Existing Common Stock pursuant to the Rights Offering.

         2.63 Rights Offering: The rights offering to be made pursuant to a prospectus distributed to the holders of Existing Common Stock of the Parent Company as of the Rights Offering Record Date, which will give holders of Existing Common Stock as of the exclusive first right to purchase additional shares of the New Common Stock, and, at the Parent Company's discretion, allow third parties the opportunity to purchase any unsubscribed shares of New Common Stock.

         2.64 Rights Offering Record Date: The date, to be set by the board of directors of the Parent Company in accordance with applicable law, for determination of holders of Existing Common Stock eligible to participate in the Rights Offering.

         2.65 SEC: Securities and Exchange Commission.

         2.66 Secured Claim: A Claim to the extent of the value, as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, of any interest in property of the Debtor's estate securing such Claim. To the extent that the value of such interest is less than the amount of the Claim which has the benefit of such security, such Claim is an Unsecured Deficiency Claim unless, in any such case, the class of which such Claim is a part makes a valid and timely election under section 1111(b) of the Bankruptcy Code to have such Claim treated as a Secured Claim to the extent allowed.

         2.67 Standby Lenders: PPM America, Pacholder, Oaktree and Appaloosa and their assignees, holders of Existing Bonds who participate in the Standby Loan, and others who may participate in the Standby Loan.

         2.68 Standby Lender Fee Letter: Letter dated January 24, 2000 from the Standby Lenders to the Debtors containing the Standby Lenders' fees for arranging the Standby Loan and the terms of their commitment.

         2.69 Standby Loan: A loan currently committed of up to $70 million from PPM America, Pacholder, Oaktree and Appaloosa and others wishing to participate in the Standby Loan, which may increase to a total commitment of $90 million.

         2.70 Standby Loan Agreement: The note purchase agreement to be entered into by the Debtors, PPM America, Pacholder, Oaktree, Appaloosa and holders of Existing Bonds wishing to participate in the Standby Loan in connection with the Standby Loan.

         2.71 Standby Loan Notes: Notes issued by the Debtors to evidence loans made pursuant to the Standby Loan Agreement.

         2.72 Standby Shares: The fully diluted New Common Stock of the Reorganized Company to be issued to the Standby Lenders if the Debtors draw on the Standby Loan.

         2.73 Treasury Rate: The yield of U.S. Treasury securities, with a term equal to the then remaining term of the Standby Loan Notes, which has become publicly available on the third business day before the date fixed for repayment.

         2.74 Unsecured Deficiency Claim: A Claim by a Creditor arising out of the same transaction as a Secured Claim to the extent that the value, as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, of such Creditor's interest in property of the Debtor's estate securing such Claim is less than the amount of the Claim which has the benefit of such security as provided by section 506(a) of the Bankruptcy Code, unless, in any such case, the class of which such Claim is a part makes a valid and timely election under section 1111(b) of the Bankruptcy Code to have such Claim treated as a secured claim to the extent allowed.

         2.75 Voting Record Date: The date the Bankruptcy Court enters the order approving the Disclosure Statement.

         The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular section, subsection or clause contained in this Plan, unless the context requires otherwise. Whenever from the content it appears appropriate, each term stated in either the singular or the plural includes both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include each of the masculine, feminine and the neuter genders. The section headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. In this Plan, "including" means "including without limitation".

         A term used in this Plan, not defined in this Plan and defined in the Bankruptcy Code has the meaning assigned to it in the Bankruptcy Code. A term used in this Plan, not defined in this Plan, not defined in the Bankruptcy Code and defined in the Bankruptcy Rules has the meaning assigned to it in the Bankruptcy Rules.


                                   ARTICLE III

                 CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         Claims and Equity Interests of COHO ENERGY, INC. are classified as follows:

         3.1 Class 1: Allowed Administrative Expense Claims

         3.2 Class 2: Allowed Priority Tax Claims

         3.3 Class 3: Allowed Bank Group Claim

         3.4 Class 4: Allowed Miscellaneous Secured Claims

         3.5 Class 5: Allowed Bond Claims

         3.6 Class 6: Allowed General Unsecured Claims

         3.7 Class 7: Allowed Administrative Convenience Claims

         3.8 Class 8: Allowed Interests of Equity Security Holders of Coho Energy, Inc.

                                   ARTICLE IV

       IDENTIFICATION OF CLAIMS AND EQUITY INTERESTS IMPAIRED BY THE PLAN

         4.1 Unimpaired Classes: Classes 1, 4 and 7 Claims are not impaired under the Plan and are not entitled to vote to accept or reject the Plan.

         4.2 Impaired Classes to Vote on Plan: The Claims and Equity Interests specified in Classes 2, 3, 5, 6 and 8 of the Plan are impaired and are entitled to vote to accept or reject the Plan.

         4.3 Controversy Concerning Impairment: In the event of a controversy as to whether any Claim or Equity Interest or class of Claims or Equity Interests is impaired under the Plan, the Bankruptcy Court will, after notice and a hearing, determine the controversy.


                                    ARTICLE V

   PROVISIONS FOR TREATMENT OF ALLOWED ADMINISTRATIVE EXPENSE CLAIMS (CLASS 1)

         5.1 Full Payment: On the Effective Date, each Allowed Administrative Expense Claim will be paid in full in Cash or from any retainers on hand, or upon such other terms as may be agreed by and between the holder of such Claim and the Debtor.

         5.2 Impairment: Administrative Expense Claims are not impaired under the Plan.


                                   ARTICLE VI

        PROVISIONS FOR TREATMENT OF ALLOWED PRIORITY TAX CLAIMS (CLASS 2)

         6.1 Treatment: Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim will receive on account of such Claim a promissory note, dated as of the Effective Date, in the principal amount of the Allowed Claim of each such Creditor calculated as of the Effective Date. Each promissory note will provide for payment of monthly installments of principal and interest as if such note was being amortized over a period of sixty (60) months, with payments commencing on the first day of the second month after the Effective Date. Each note will become due and payable in full five (5) years after the date of assessment of such claim. Each note will bear interest at the rate of 6% per annum unless a different rate is chosen by the Bankruptcy Court pursuant to sections 1129(a)(9)(c) and 1129(b)(2)(A)(i).

         6.2 Impairment: Allowed Priority Tax Claims are impaired under the
Plan.

         6.3 Provision for Disputed Priority Tax Claims: The Debtors will litigate Disputed Priority Tax Claims to determine the extent to which the Disputed Priority Tax Claim should be allowed. During the pendency of such litigation, the Debtor will place into the Disputed Claims Reserve such amounts as may be fixed by agreement, by provisional allowance in the Confirmation Order, or by other order of the Bankruptcy Court, unless other depository arrangements or terms are directed by order of the Bankruptcy Court.


                                   ARTICLE VII

       PROVISIONS FOR TREATMENT OF THE ALLOWED BANK GROUP CLAIM (CLASS 3)

         7.1 Treatment: On the Effective Date, the Allowed Bank Group Claim will be treated as a fully secured claim and will be paid in full in cash. At such time as the Allowed amount of the Bank Group's Claim is fixed and paid in full, the Claim will be extinguished and all liens discharged. The entry of the Confirmation Order will be a final and binding adjudication on the allowance of the Bank Group Claim (in an amount agreed to by the Debtors, the Creditors Committee and the Bank Group or as allowed by Bankruptcy Court order after objection) and will operate as a final and conclusive compromise and settlement of any and all claims which have or may be asserted by or through the Debtors against the Bank Group, its constituent members, their successors, assigns, officers, directors, employees, attorneys, agents and representatives thereof. The Parent Company will obtain the funds necessary for the payment of the Allowed Bank Group Claim through the combination of (i) the Credit Facility,
(ii) the Rights Offering and the Private Placement, (iii) cash on hand from the Debtors' operations, and (iv) the Standby Loan, if necessary.

         7.2 Impairment: The Allowed Bank Group Claim is impaired under the Plan. Payment in cash of a claim such as the Allowed Bank Group Claim is no longer listed in section 1124 of the Bankruptcy Code as a form of unimpairment.


                                  ARTICLE VIII

       PROVISIONS FOR TREATMENT OF MISCELLANEOUS SECURED CLAIMS (CLASS 4)

         8.1 Treatment: Allowed Miscellaneous Secured Claims will receive cash payment in an amount equal to one hundred percent (100%) of such Allowed Miscellaneous Secured Claims on the later of the Effective Date or the date upon which the Miscellaneous Secured Claims is Allowed, or within 10 days thereafter.

         8.2 Impairment: The Allowed Miscellaneous Secured Claims are unimpaired under the Plan.

                                   ARTICLE IX

            PROVISIONS FOR TREATMENT OF ALLOWED BOND CLAIMS (CLASS 5)

         9.1 Treatment: On the Effective Date, the Existing Bond Indenture and Existing Bonds will be extinguished. Holders of Allowed Bond Claims will receive on the Effective Date their pro rata share of 96% of the New Common Stock, without giving effect to the shares issuable under the Rights Offering or the Private Placement and, the Standby Loan, as necessary.

         9.2 Impairment: The Allowed Bond Claims are impaired under the Plan.


                                    ARTICLE X

     PROVISIONS FOR TREATMENT OF ALLOWED GENERAL UNSECURED CLAIMS (CLASS 6)

         10.1 Treatment: In full satisfaction of all Allowed General Unsecured Claims, each holder thereof will receive cash payment of 100% of its Allowed Claim in four equal quarterly installments, without interest, the first of which will be paid on the Effective Date and the remainder of which will be paid on the first day of each subsequent calendar quarter. When a Disputed General Unsecured Claim becomes an Allowed General Unsecured Claim, that date will be treated as the Effective Date for such Claim and the remainder of such Claim will be paid on the first day of each of the next three calendar quarters.

         10.2 Impairment: Allowed General Unsecured Claims are impaired under the Plan.

                                   ARTICLE XI

      PROVISIONS FOR TREATMENT OF ALLOWED ADMINISTRATIVE CONVENIENCE CLAIMS
                                   (CLASS 7)

         11.1 Treatment: Except to the extent that an Allowed Administrative Convenience Claim has been paid by the Debtors before the Effective Date or a holder of the Claim agrees to a different treatment, each holder of an Allowed Administrative Convenience Claim will be paid in full in Cash on the later of the Effective Date or the date such Allowed Administrative Convenience Claim becomes an Allowed Administrative Convenience Claim, or within 10 days thereafter.

         11.2 Impairment: Allowed Administrative Convenience Claims are unimpaired under the Plan.

                                   ARTICLE XII

                      PROVISIONS FOR TREATMENT OF INTERESTS
            OF EQUITY SECURITY HOLDERS OF COHO ENERGY, INC. (CLASS 8)

         12.1 Treatment: The holders of Existing Common Stock will receive fair and equitable treatment under the Plan. On the Effective Date the Existing Common Stock will be extinguished and holders of the

 Existing Common Stock as of the Voting Record Date will receive their pro rata share of 4% of the New Common Stock, without giving effect to the shares issuable under either the Rights Offering or the Private Placement or any shares of New Common Stock issued under the Standby Loan, as necessary. The holders of Existing Common Stock as of the Rights Offering Record Date will also receive exclusive first priority rights to purchase in the Rights Offering, to be made pursuant to a separate prospectus, additional shares of the New Common Stock for a purchase price of $0.26 per share, up to a total of $90 million. However, as described in Section 13.4(b) below, if the registration statement filed with the SEC in connection with the Rights Offering is not declared effective by a date sufficiently early to give the Parent Company adequate time to arrange and complete the Rights Offering, the Parent Company may, in its sole discretion, discontinue the Rights Offering and proceed with the Private Placement.

         12.2 Impairment: The holders of Existing Common Stock are impaired under the Plan.

                                  ARTICLE XIII

                         MEANS FOR EXECUTION OF THE PLAN

         13.1 Substantive Consolidation: For purposes of this Plan, all the Debtors will be treated as substantively consolidated with the Parent Company.

         13.2 Reorganized Debtors: From and after the Effective Date, each of the Reorganized Debtors will continue in existence as a separate corporate entity, in accordance with the law applicable in the jurisdiction under which it was incorporated and pursuant to its charter and bylaws in effect on the Effective Date. Each of the Reorganized Debtors will not be liquidated, and will continue to engage in the businesses permitted by its charter and bylaws. The stock in each Reorganized Debtor other than the Reorganized Parent Company will not be effected by this Plan.

         13.3 Payment of Allowed Bank Group Claim: The Reorganized Parent Company will obtain the funds necessary for the payment of the Allowed Bank Group Claim through the combination of (i) the Credit Facility, (ii) the Rights Offering or the Private Placement, (iii) cash on hand from the Debtors' operations, and (iv) the Standby Loan, if necessary.

                  (a) The Credit Facility. On the Effective Date, the Reorganized Parent Company will establish the Credit Facility with Chase, as agent for the Lenders, for a principal amount of up to $250 million. The Credit Facility will limit advances to the amount of the borrowing base, which is anticipated to be set initially at $210 million, $10 million of which must remain undrawn and available on the Effective Date. The borrowing base will be the loan value to be assigned to the proved reserves attributable to the Reorganized Parent Company's oil and gas properties. The initial borrowing base will be subject to Chase's review of the January 1, 2000 reserve report to be prepared by the Parent Company and audited by an independent petroleum engineering firm acceptable to the Lenders. The initial borrowing base will be determined before the Confirmation Hearing.

                  The Credit Facility will be subject to semiannual borrowing base redeterminations, each May 1 and November 1, and such redeterminations will be made in the sole discretion of the Lenders. The Reorganized Parent Company will deliver to the Lenders by April 1 and October 1 of each year a reserve report prepared as of the immediately preceding January 1 and July 1, respectively. The January 1 reserve report will be prepared by the Reorganized Parent Company and audited by an independent petroleum engineering firm, acceptable to Chase, and the July 1 reserve report will be prepared internally by the Reorganized Parent Company, in a form acceptable to Chase. Based in part on the reserve report, the Lenders will redetermine the borrowing base in their sole discretion. For an increase in the borrowing base, consent of 100% of the Lenders will be required. To maintain the borrowing base, or to reduce the borrowing base, consent of 75% of the Lenders of outstanding loans or, in the event that no loans are outstanding, the Lenders holding 75% of the current commitments under the Credit Facility, will be required. The Reorganized Parent Company or Chase may request one additional borrowing base determination during any calendar year.

                  (b) Credit Facility Interest Payments and Term. Interest on advances under the Credit Facility will be payable on the earlier of
         (i) the expiration of any interest period under the Credit Facility or
         (ii) quarterly, beginning with the first quarter after the Effective Date. Amounts outstanding under the Credit Facility will accrue interest at the option of the Reorganized Parent Company at (i) the Eurodollar Rate, plus an applicable margin, or (ii) the Base Rate, plus an applicable margin. All outstanding advances under the Credit Facility are due and payable in full three years from the Effective Date.

                  (c) Security. The Credit Facility will be secured by granting first and prior security interests and mortgage liens in the Collateral to Chase for the benefit of the Lenders. The rights and responsibilities of Chase, the Lenders and the Debtors will be governed by the Credit Agreement and related documents, which will permit the Lenders to enforce their rights to the Collateral upon the occurrence of an "event of default" (as defined in the Credit Agreement).

                  (d) Fees Paid in Connection with the Credit Facility. Certain fees for the Lenders contained in the Chase Commitment Letter were approved by the Bankruptcy Court at a hearing on the fees held on January 27, 2000. These fees include an initial due diligence fee of $200,000. If the Lenders fund under the Credit Facility on the Effective Date, they will be entitled to an additional aggregate $6.5 million of closing fees. All fees paid by the Parent Company in connection with the Credit Facility are non-refundable and are in addition to reimbursements to be paid for expenses incurred by Chase in connection with the preparation of the Credit Agreement.

                  The Chase Commitment Letter provides that there are a number of conditions that must be met before the Lenders will be committed to fund the Credit Facility on the Effective Date, including: (a) agreement concerning definitive documents, (b) completion of economic due diligence and (c) approval by Chase of the Reorganized Parent Company's management team and capital structure. Chase and the Debtors will come to agreement on definitive documents in keeping with the terms of the Plan by March 1, 2000. When Chase indicates to the Debtors by the later of March 14, 2000 or the last business day immediately preceding the Confirmation Hearing, that all conditions have been met, the Lenders will be committed to fund on the Effective Date. If the Lenders fund on the Effective Date, they will be entitled to $6.5 million in closing fees.

                  (e) Payment of Allowed Bank Group Claim. The Allowed Bank Group Claim consists of approximately $240 million of principal (plus accrued interest and reasonable fees and expenses). The Reorganized Parent Company will use approximately $200 million in advances under the Credit Facility toward the payment of the Allowed Bank Group Claim. The remaining amount of the Allowed Bank Group Claim will be paid with the proceeds of the Rights Offering, the Private Placement, and if necessary, the Standby Loan. The Allowed amount of the Bank Group Claim will be fixed and determined before the conclusion of the Confirmation Hearing, either by agreement between the Bank Group, the Debtors and the Creditors Committee, or as allowed by Bankruptcy Court order after objection.

         13.4 New Investment: To implement this Plan, the Reorganized Debtors will raise up to $90 million of new investment in the Reorganized Parent Company by the Rights Offering or the Private Placement, and, if applicable, the Standby Loan. A portion of the proceeds from the Rights Offering, the Private Placement and the Standby Loan, if applicable, will be used to pay the balance of the Bank Group Claim.

                  (a) The Rights Offering or Private Placement. Under the Rights Offering, holders of Existing Common Stock as of the Rights Offering Record Date will have the right to buy additional shares of the New Common Stock based on the number of shares of Existing Common Stock owned as of the Rights Offering Record Date, for a price of $0.26 per share, up to an aggregate of $90 million. Holders of Existing Common Stock as of the Rights Offering Record Date who wish to purchase more than their allocable portion of the shares offered to them in the Rights Offering may do so, to the extent that other shareholders do not elect to participate in the Rights Offering. If the Rights Offering is not fully subscribed up to $90 million by the holders of Existing Common Stock as of the Rights Offering Record

         Date, then the Parent Company may offer the remaining shares of New Common Stock to third parties pursuant to the Rights Offering.

                  (b) Registration and Termination of Rights Offering; Private Placement. In connection with the Rights Offering, the Parent Company filed a registration statement with the SEC to register the Rights and to register the shares of New Common Stock under the Rights Offering. If the registration statement filed with the SEC is not declared effective by a date sufficiently early to give the Parent Company adequate time to arrange and complete the Rights Offering, the Parent Company may, in its sole discretion, discontinue the Rights Offering and proceed with the Private Placement. The Parent Company paid a filing fee of $23,760 to the SEC in conjunction with the filing of the registration statement and other associated expenses in conjunction with the printing and mailing of the related prospectus. If the Rights Offering is not fully subscribed up to $90 million by holders of Existing Common Stock as of the Rights Offering Record Date, then the Parent Company may offer any of the remaining shares to third-party investors. The Rights Offering or the Private Placement would be arranged by Jefferies & Company, Inc., or another investment banker, subject to the approval of the Bankruptcy Court. Jefferies & Company, Inc., or another investment banker, will be retained for the limited purpose of arranging the Rights Offering or the Private Placement and not as a general financial advisor to the Debtors.

                  THIS PLAN REFERS TO AND BRIEFLY DESCRIBES, AS AN INTEGRAL PART OF THE PLAN, A "RIGHTS OFFERING" AND A "PRIVATE PLACEMENT". THIS PLAN DOES NOT AND THE DISCLOSURE STATEMENT WILL NOT CONSTITUTE A SOLICITATION OF ACCEPTANCE OF RIGHTS TO BE DISTRIBUTED PURSUANT TO THE RIGHTS OFFERING, AN OFFER TO SELL (OR A SOLICITATION OF AN OFFER TO
         BUY) THE RIGHTS OR THE SHARES OF NEW COMMON STOCK TO BE OFFERED PURSUANT TO THE RIGHTS OFFERING, OR, IF APPLICABLE, AN OFFER TO SELL (OR THE SOLICITATION OF AN OFFER TO BUY) THE SHARES OF NEW COMMON STOCK TO BE OFFERED PURSUANT TO THE PRIVATE PLACEMENT. THE ISSUANCE OF THE RIGHTS PURSUANT TO THE RIGHTS OFFERING AND THE OFFER OF SHARES OF NEW COMMON STOCK PURSUANT TO THE RIGHTS OFFERING MAY ONLY BE MADE BY MEANS OF A PROSPECTUS INCLUDED WITHIN A REGISTRATION STATEMENT THAT HAS BEEN FILED WITH, AND THAT HAS BEEN DECLARED EFFECTIVE BY, THE SEC AND AFTER COMPLIANCE WITH ANY APPLICABLE STATE OR OTHER SECURITIES LAWS. THE PARENT COMPANY HAS FILED A REGISTRATION STATEMENT WITH THE SEC. ANY OFFER OF SHARES OF NEW COMMON STOCK PURSUANT TO THE PRIVATE PLACEMENT MAY ONLY BE MADE BY MEANS OF, AND ON THE CONDITIONS CONTAINED IN, AN OFFERING MEMORANDUM PROVIDED BY THE PARENT COMPANY. INFORMATION ABOUT THE RIGHTS OFFERING AND THE PRIVATE PLACEMENT IS INCLUDED IN THE DISCLOSURE STATEMENT AND IN THIS PLAN SOLELY FOR THE PURPOSE OF SATISFYING REQUIREMENTS OF THE BANKRUPTCY CODE TO PROVIDE INFORMATION ADEQUATE TO ENABLE THE HOLDERS OF CLAIMS AND INTERESTS TO MAKE AN INFORMED DECISION ABOUT THE PLAN.

                  (c) The Standby Loan. The Standby Loan is to be made pursuant to a senior subordinated note facility under which the Reorganized Debtors will issue, and the Standby Lenders will purchase, an amount of senior subordinated notes to be determined by the Reorganized Debtors. This amount will be a maximum of $70 million given the current level of commitment under the Standby Loan and a maximum OF $90 million if more Standby Loan commitments are obtained and made available before the conclusion of the Confirmation Hearing, or the Effective Date, if the Debtors choose to extend the Rights Offering to that date. The rights and responsibilities of the Standby Lenders and the Debtors will be governed by the Standby Loan Agreement.

                  (d) Terms of the Standby Loan. Debt under the Standby Loan Agreement will be evidenced by the Standby Loan Notes, maturing seven years after the Effective Date and bearing interest at a minimum annual rate of 15% and payable in cash semiannually. After the first anniversary of the Effective Date, additional semiannual interest will be payable in an amount equal to 1/2% for every $0.25 that the Actual Price exceeds $15 per barrel of oil equivalent during the applicable semiannual interest period, up to a maximum of 10% additional interest per year. Additionally, upon an event of default occurring under the Standby Loan, interest will be payable in cash, unless otherwise required to be paid-in-kind, at a rate equal to 2% per year over the applicable interest rate. The Actual Price will be calculated over a six-month measurement period ending on the date two months before the applicable interest payment date. Interest on the Standby Loan may be paid-in-kind subject to the requirements of the Credit Agreement.

                  (e) Payment of Indebtedness under the Standby Loan. Payment of the Standby Loan Notes will be subordinate to payments in full in cash of all obligations arising in connection with the Credit Facility. Subject to a final agreement between the Standby Lenders and Chase, after the initial 12-month period, cash interest payments may be made only to the extent by which earnings before income tax, depreciation and amortization expense ("EBITDAX") on a trailing four-quarter basis exceed $65 million. The Credit Agreement may also prohibit the Reorganized Parent Company from making any cash interest payments on the Standby Loan indebtedness if the outstanding indebtedness under both the Credit Facility and the Standby Loan, exceeds 3.75 times the EBITDAX for the trailing four quarters. The Reorganized Parent Company may prepay the Standby Loan Notes at the face amount, in whole or in part, in minimum denominations of $1,000,000, plus either (i) a standard make-whole payment with a discount rate of 300 basis points over the Treasury Rate for the first four years, or (ii) beginning in the fifth year, a premium equal to one-half the 15% base interest rate, declining annually and ratably to par. The Standby Loan Notes may only be paid if either (i) all obligations under the Credit Facility have been paid in full in cash or (ii) if the Lenders of 75% of the outstanding loans or, if none are outstanding, the Lenders holding 75% of the current loan commitments under the Credit Facility consent to the payment.

                  (f) Standby Shares. If the Standby Loan Notes are issued, the Standby Lenders will receive the Standby Shares. If $70 million in Standby Loan Notes are issued, the Standby Lenders will receive 14% of the fully diluted New Common Stock. The amount of Standby Shares issued will be adjusted ratably according to the actual principal amount of Standby Loan Notes issued. The Standby Shares issued to the Standby Lenders will be in addition to the shares of New Common Stock issued to holders of the Existing Bonds, holders of Existing Common Stock and persons participating in the Rights Offering or Private Placement. See the Disclosure Statement for an illustration of the dilution of the New Common Stock.

                  (g) Fees Paid in Connection with the Standby Loan. Certain fees for the Standby Lenders contained in the Standby Lender Fee Letter were approved by the Bankruptcy Court in a hearing on the fees held on January 27, 2000. This includes (1) a due diligence fee of $200,000 payable immediately and (2) break up a fee of $1.0 million (the "Break Up Fee"), to be paid if the Standby Lenders give the Debtors written notice that all conditions to closing have been met and if a plan of reorganization is subsequently confirmed and consummated that does not use the Standby Loan. If, after receiving a letter from the Standby Lenders that all conditions have been met, the Debtors subsequently obtain confirmation of a plan of reorganization without an alternative financing proposal, the Debtors will owe the Standby Lenders a closing fee in an amount equal to the greater of $1.0 million or 3 1/2% of the aggregate principal amount of the Standby Loan Notes purchased (the "Closing Fee"). The obligation of the Reorganized Debtors to pay the Break Up Fee or Closing Fee, will be an administrative expense claim having priority over all administrative expenses in accordance with section 364(c)(1) of the Bankruptcy Code. The Debtors will pay either the Closing Fee or the Break Up Fee, but not both.

                  The Standby Lender Fee Letter provides that there are only two essential kinds of conditions which must be met before the Standby Lenders will be committed to fund the Standby Loan on the Effective
         Date: (1) agreement to definitive documents and (2) completion of economic due diligence. The Standby Lenders and the Debtors will come to agreement on definitive documents in keeping with the terms of the Plan and satisfactory to both of them. When the Standby Lenders indicate by letter to the Debtors on the later of March 14, 2000, or the last business day immediately prior to the Confirmation Hearing, that they have completed their due diligence and that all conditions to closing have been met except entry of an order confirming the Plan, then (1) the Standby Lenders will be committed to fund on the Effective Date and (2) the Standby Lenders will be entitled to a minimum fee of $1.0 million, either as a Closing Fee or a Break Up Fee. If the Standby Lenders do not notify the Debtors in writing by the later of March 14, 2000, or the last business day immediately preceding the Confirmation Hearing, that all conditions have been met, then they will be entitled to their reasonable fees and expenses in connection with the Standby Loan, but they will not be entitled to the Break Up Fee. If the Standby Lenders fund the Standby Loan on the Effective Date, they will be entitled to the Closing Fee, and will not be entitled to the Break Up Fee.

                  (h) Other Sources of Financing. Contemporaneous with the filing of this Plan, the Debtors have supported Bankruptcy Court approval of procedures whereby other parties interested in providing the Standby Loan on more favorable terms to the Reorganized Debtors may offer binding commitments by the end of the Disclosure Statement hearing.

         13.5 Revesting of Assets: Except as otherwise provided in this Plan, the property and assets of the Debtors' bankruptcy estate under section 541 of the Bankruptcy Code, including all Claims listed in Articles XVI and XVII hereof will revest in the Reorganized Debtors on the Effective Date free and clear of all Claims and Equity Interests, but subject to the obligations of the Reorganized Debtors as set forth in this Plan. Commencing on the Effective Date, the Reorganized Debtors may deal with their assets and property and conduct their businesses, without any supervision by, or permission from, the Bankruptcy Court or the office of the United States Trustee and free of any restriction imposed on the Debtors by the Bankruptcy Code or by the Bankruptcy Court during the Chapter 11 Case.

         13.6 New Common Stock: The provisions of the New Common Stock to be issued pursuant to the Plan are summarized as follows:

                  (a) Authorization. The Reorganized Parent Company will be authorized to issue the number of shares of New Common Stock set forth in the Disclosure Statement.

                  (b) Par Value. The New Common Stock has a par value of $0.01 per share.

                  (c) Rights. The New Common Stock has such rights with respect to dividends, liquidation, voting and other matters as set forth in the amended and restated articles of incorporation of the Reorganized Parent Company and as provided under applicable law.

                  (d) Dilution. The New Common Stock issued to holders of Existing Common Stock as of the Voting Record Date and holders of Existing Bonds is subject to dilution by the Rights Offering, the Private Placement and the Standby Shares, if necessary. The New Common Stock issued to persons participating in the Rights Offering or the Private Placement will not be subject to dilution by the Standby Shares. See the Disclosure Statement for an illustration of the dilution of the New Common Stock.

         13.7 Directors and Officers: Debtor's current directors and officers are listed in the Disclosure Statement. In accordance with section 1125(a) of the Bankruptcy Code, these will be the officers and directors on the Effective Date and immediately thereafter, however, in keeping with the provisions of this paragraph, as soon as practicable after the Effective Date the new board of directors of the Reorganized Debtors will convene a meeting. Four members of the post-Effective Date board of directors will be selected by the Principal Bondholders. One member of the board of directors will be selected by the post-Effective Date board of directors from the Debtors' post-Effective Date management. Two members of the board of directors will be selected by the entities whose new investment funding is used on the Effective Date (whether under the Standby Loan or some alternative source of funding) based upon their relative contributions of capital. Accordingly, certain parties have rights under the Plan to designate new directors. Those parties have not yet made those designations. Any such designations will be made before the commencement of the Confirmation Hearing and will be disclosed at the Confirmation Hearing. Any changes in officers made before the completion of the Confirmation Hearing will be disclosed during the Confirmation Hearing. Any further changes in officers will be made after the Effective Date by the board of directors of the Reorganized Parent Company. Upon approval of the Plan, a retention bonus plan, under which certain key employees are provided with additional incentives to continue their employment with the Parent Company as it pursues a reorganization, will be implemented as described in the Disclosure Statement.

         13.8 Amended and Restated Articles of Incorporation: The amended and restated articles of incorporation of the Reorganized Parent Company and the charters of the other Reorganized Debtors, as amended pursuant to this Plan, will go into effect on the Effective Date and will satisfy the provisions of this Plan and section 1123(a)(6) of the Bankruptcy Code.

         13.9 Implementing Documents. To implement this Plan, several documents will be signed and delivered or otherwise made effective, including the following documents:

         o Promissory Note to be issued to holders of Allowed Priority Tax
           Claims

         o Credit Agreement

         o Standby Loan Agreement

         o Amended Employment Agreements

         o Amended and restated articles of incorporation of Coho Energy, Inc.

         o Amended and restated bylaws of Coho Energy, Inc.

         o Registration rights agreement

         o Shareholders' agreement

Forms of these documents will be filed with the Bankruptcy Court by March 1, 2000. Thereafter, the Debtors will provide a copy of the form of any of these documents to any party in interest who requests it in writing. Written requests should be sent to the Parent Company at 14785 Preston Road, Suite 860, Dallas, Texas 75240, Attention: Ms. Anne Marie O'Gorman.

                                   ARTICLE XIV

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         14.1 Assumption of Executory Contracts and Unexpired Leases: As of the Effective Date, all executory contracts and unexpired leases of the Debtors (as set forth in the Debtors' Schedules filed by the Debtors and as specifically referenced in the Disclosure Statement) other than the Rejected Agreements are assumed by the Debtors in accordance with section 365 of the Bankruptcy Code. The Debtors and the Creditors Committee will agree by March 1, 2000 on an amended schedule of executory contracts and unexpired leases which will be assumed pursuant to this Plan. The Debtors believe they are current with their obligations under all executory contracts and unexpired leases and, therefore, the assumption of same will not result in the payment of any cure amounts which might otherwise be due and payable. Any rights of non-Debtor parties to executory contracts and unexpired leases to pursue claims for payment of cure amounts are preserved. In the event of a dispute regarding the amount or timing of any cure payments, the ability of the Reorganized Debtors to provide adequate assurance of future performance or any other matter pertaining to assumption, the dispute will be resolved by the Bankruptcy Court in connection with the Confirmation Hearing and the Reorganized Debtors will make such cure payments, if any, or provide such assurance as may be required by the order resolving such dispute on the terms and conditions of such order. Employment agreements for certain key employees will be amended and the Amended Employment Agreements will be filed with the Bankruptcy Court by March 1, 2000. The Amended Employment Agreements will provide, among other things, that confirmation and consummation of this Plan and related events do not constitute a change of control under these contracts. These Amended Employment Agreements will be assumed under the Plan. If an employee is requested to execute and deliver an Amended Employment Agreement by the Creditors Committee, and refused to do so, that employee's existing employment agreement will be added to the list of contracts to be rejected and rejected pursuant to the Plan on the Effective Date.

         14.2 Indemnification Obligations and Insurance Policies: The obligations of the Debtors pursuant to their certificates of incorporation, bylaws or applicable state law to indemnify the directors and officers who served as directors and officers of the Debtors before and after the Petition Date against any obligations based on conduct or transactions that occurred while they were officers and directors before or after the Petition Date will continue after the Confirmation Date. On the Effective Date the Reorganized Parent Company will purchase (i) a new directors and officers insurance policy covering the new post-Effective Date directors and officers and (ii) a three-year tail insurance policy on existing director and officer policies, if it can be purchased for no more than $300,000, or take such other action concerning the purchase of tail insurance as the board of directors of the Reorganized Parent Company believes is reasonable.

         14.3 Rejection of Certain Executory Contracts and Unexpired Leases: The Plan Confirmation Order will operate as an order of rejection under section 365 of the Bankruptcy Code with respect to each of the Rejected Agreements.

         14.4 Treatment of the Existing Bond Indenture: As of the Effective Date, except to the extent provided otherwise in the Plan, all notes held by holders of Bond Claims, and all agreements, instruments and other documents evidencing the Existing Bonds and the rights of the holders of Bond Claims, will be automatically canceled, extinguished and are void (all without further action by any person); all obligations of any person under these instruments and agreements will be fully and finally satisfied and released; and the obligations of the Debtors under these instruments and agreements will be discharged. On the Effective Date, except to the extent provided otherwise in the Plan, any indenture relating to any of the foregoing, including, without limitation, the Existing Indenture, will be canceled, and the obligations of the Debtors thereunder, except for the obligation to indemnify the Indenture Trustee will be discharged; however, the Existing Indenture and other agreements that govern the rights of a holder of a claim that is administered by the Indenture Trustee, an agent or servicer will continue in effect solely for the purposes of (i) allowing the Indenture Trustee, agent or servicer to take any action necessary to effect the Plan, including making distributions on account of the holders of Bond Claims under the Plan and (ii) permitting the Indenture Trustee, agent or servicer to maintain any rights or liens it may have for reasonable fees, costs and expenses under the Exiting Indenture. Upon payment in full of the reasonable fees and expenses of the Indenture Trustee, the rights of the Indenture Trustee will terminate.

         14.5 Claims Based on Rejection of Executory Contracts and Unexpired
Leases: All proofs of claim with respect to Claims arising from the rejection of an executory contract or unexpired lease will be filed with the Bankruptcy Court within 30 days after the earlier of (a) the date of entry of an order of the Bankruptcy Court approving the rejection, or (b) the Effective Date. Any Claims not filed within such times will be forever barred from assertion against the Debtors, their estate or their property.

                                   ARTICLE XV

              EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS

         15.1 Impaired Classes to Vote: Each impaired class of Claims and Equity Interests will be entitled to vote separately to accept or reject the Plan. A holder of a Disputed Claim that has not been temporarily allowed for purposes of voting on the Plan may vote the Disputed Claim in an amount equal to the portion, if any, of the Claim shown as fixed, liquidated and undisputed in the Debtors' Schedules.

         15.2 Acceptance by Class of Creditors: A class will have accepted the Plan if the Plan is accepted by at least two-thirds in amount and more than one-half in number of the Allowed Claims or Equity Interests of the class actually voting that have accepted or rejected the Plan.

         15.3 Cramdown: If any impaired class will fail to accept this Plan in accordance with section 1129(a) of the Bankruptcy Code, the Debtors reserve the right to request the Bankruptcy Court to confirm the Plan in accordance with the provisions of section 1129(b) of the Bankruptcy Code.

                                   ARTICLE XVI

             PROVISIONS FOR RESOLUTION AND TREATMENT OF PREFERENCES,
                   FRAUDULENT CONVEYANCES, AND DISPUTED CLAIMS


         16.1 Preferences and Fraudulent Conveyances: The Reorganized Debtors will be the only parties authorized to object to Claims and to pursue actions to recover preferences and fraudulent conveyances or any other transaction voidable under Chapter 5 of the Bankruptcy Code. Unless the Reorganized Debtors consent, or unless otherwise ordered by the Bankruptcy Court, no other party will have the right or obligation to pursue such actions.

         16.2 Objections to Claims: The Debtors will have the sole authority to object and contest the allowance of any Claims filed with the Bankruptcy Court within 90 days after the Effective Date. Claims listed as disputed, contingent or unliquidated on the Debtors' Schedules are considered contested Claims, except Claims otherwise treated by the Plan or previously allowed or disallowed by Final Order of the Bankruptcy Court.

         16.3 Disputed Claims Reserve: Debtors will hold in trust the Distributions for Disputed Claims (pending a determination of the Disputed Claims) for the benefit of holders of Disputed Claims. At such time as a Disputed Claim becomes an Allowed Claim, that will be deemed the Effective Date for purposes of such Claim and the Distributions allowed for such Allowed Claims will be released from the Disputed Claims Reserve and delivered to the holder of such Allowed Claim. If a Disputed Claim is disallowed, the Distributions provided for the Claim will be released to the Reorganized Debtors for use in their business operations.

         16.4 Unclaimed Distributions: On the second, third and fourth anniversaries of the Effective Date, the Reorganized Debtors will publish the names of holders of unclaimed Claims and Equity Interests. In the event any Distributions under the Plan remain unclaimed as of five (5) years after the Effective Date such Distributions will be released for the Reorganized Debtors use in their ordinary business operations.

                                  ARTICLE XVII

              PROVISIONS FOR RETENTION, ENFORCEMENT, SETTLEMENT, OR
                  ADJUSTMENT OF CLAIMS BELONGING TO THE ESTATE

         17.1 Causes of Action: All claims recoverable under Chapter 5 of the Bankruptcy Code, including, but not limited to, all claims assertable under sections 544, 546, 547, 548 and 550 of the Bankruptcy Code, and all claims owned by the Debtors pursuant to section 541 of the Bankruptcy Code or similar state law, including all claims against third parties on account of any indebtedness, and all other claims owed to or in favor of the Debtors to the extent not specifically compromised and released pursuant to this Plan or an agreement referred to or incorporated herein, will be preserved and retained for enforcement by the Reorganized Debtors after the Effective Date.

         17.2 Legally Binding Effect; Discharge of Claims and Equity Interests:
The provisions of this Plan will (a) bind all Creditors and Equity Interest holders, whether or not they accept this Plan, and (b) discharge the Debtors from all debts that arose before the Petition Date. In addition, the distributions of Cash and securities provided for under this Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims against and Equity Interests in the Debtors or any of their assets or properties, including any Claim or Equity Interest accruing after the Petition Date and before the Effective Date. On and after the Effective Date, all holders of impaired Claims and Equity Interests will be precluded from asserting any Claim against the Reorganized Debtors or their assets or properties based on any transaction or other activity of any kind that occurred before the Petition Date. The Distributions provided for Creditors and Equity Interest holders will not be subject to any Claim by another Creditor or Equity Interest holder by reason of an assertion of a contractual right of subordination.

                                 ARTICLE XVIII

                    CONDITIONS PRECEDENT TO CONFIRMATION AND
                           CONSUMMATION OF THE PLAN

         18.1 Conditions to Confirmation: The Bankruptcy Court will not enter the Confirmation Order unless and until each of the following conditions has been satisfied or duly waived (if waivable) pursuant to Section 18.3 below.

                  (a) The documents implementing the Plan listed in Section 13.9 above and the terms and conditions embodied therein will be acceptable in form and substance to the Debtors, the Creditors Committee, Chase, the Standby Lenders and Bank Group; provided that no Creditor or committee will have standing to object to the form of a document that has no material impact on them.

                  (b) Entry of a Confirmation Order, acceptable in form and substance to the Debtors and the Creditors Committee, which will, among other things, make findings that particular sections of 1129 have been met, including, without limitation, (i) that the Debtors, the Plan Participants and each of their Representatives have proposed and obtained confirmation of the Plan in good faith; (ii) that the Plan is in the best interest of Creditors and (iii) that the Plan is fair and equitable to holders of Claims and Equity Interests.

         18.2 Conditions to Effective Date: The Plan will not be consummated and the Effective Date will not occur unless and until each of the following conditions has been satisfied or duly waived (if waivable) pursuant to Section
18.3 below:

                  (a) The Confirmation Order shall have been entered by the Bankruptcy Court in a form satisfactory to the Debtors, the Creditors Committee, Chase, the Standby Lenders and the Bank Group.

                  (b) The Confirmation Order will authorize and direct the Debtors, the Reorganized Debtors and their subsidiaries to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan, including those actions contemplated by the provisions of the Plan set forth in Section 18.1 above.

                  (c) The Credit Facility, the Rights Offering, the Private Placement and, if applicable, the Standby Loan, shall all close prior to or on the Effective Date so that funds are available to pay the Allowed Bank Group Claim in full on or prior to the Effective Date.

                  (d) The Effective Date will have occurred on or before March 31, 2000.

         18.3 Waiver of Conditions: The conditions to Confirmation and the Effective Date may be waived in whole or in part by the Debtors, with the consent of the Creditors Committee, at any time, without notice.

         18.4 Effect of Non-occurrence of Conditions to Effective Date: Each of the conditions to consummation and the Effective Date must be satisfied or duly waived, as provided above, within 90 days after the Confirmation Date. If each condition to the Effective Date has not been satisfied or duly waived, pursuant to Section 18.3 above, within 90 days after the Confirmation Date, then upon motion by any party in interest made before the time that each condition has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting the motion. If the Confirmation Order is vacated pursuant to this Section 18.4, the Plan will be deemed null and void, including the discharge of Claims and termination of Equity Interests pursuant to section 1141 of the Bankruptcy Code; and the assumptions, assumptions and assignments or rejections of executory contracts and unexpired leases pursuant to Section 14.1 above, and nothing contained in the Plan will (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or (2) prejudice in any manner the rights of the Debtors.

                                   ARTICLE XIX

                            RETENTION OF JURISDICTION

         19.1 Jurisdiction: Until this Chapter 11 Case is closed, the Bankruptcy Court will retain such jurisdiction as is legally permissible, including that necessary to ensure that the purpose and intent of this Plan are carried out and to hear and determine all Claims set forth in Articles V through XI above that could have been brought before the entry of the Confirmation Order. The Bankruptcy Court will retain jurisdiction to hear and determine all Claims against the Debtors and to enforce all causes of action that may exist on behalf of the Debtors. Nothing contained in this Plan will prevent the Reorganized Debtors from taking such action as may be necessary in the enforcement of any cause of action that may exist on behalf of the Debtors and that may not have been enforced or prosecuted by the Debtors.

         19.2 Examination of Claims: Following the Confirmation Date, the Bankruptcy Court will further retain jurisdiction to decide disputes concerning the classification and allowance of the Claim of any Creditor and the re-examination of Claims that have been allowed for the purposes of voting, and the determination of such objections as may be filed to Creditors' Claims. The failure by the Debtors to object to, or to examine, any Claims for the purposes of voting will not be deemed a waiver of their right to object to, or to re-examine, the Claim in whole or in part.

         19.3 Determination of Disputes: The Bankruptcy Court will retain jurisdiction after the Confirmation Date to determine all questions and disputes regarding title to the assets of the Debtors' estate, disputes concerning the allowance of Claims, and determination of all causes of action, controversies, disputes, or conflicts, whether or not subject to any pending action, as of the Confirmation Date, for the Debtors to recover assets pursuant to the provisions of the Bankruptcy Code.

         19.4 Additional Purposes: The Bankruptcy Court will retain jurisdiction for the following additional purposes after the Effective Date:

                  (a) to modify this Plan after confirmation pursuant to the Bankruptcy Rules and the Bankruptcy Code;

                  (b) to assure the performance by the Reorganized Debtors of their obligations to make Distributions under this Plan and with respect to the New Common Stock to be issued;

                  (c) to enforce and interpret the terms and conditions of this Plan;

                  (d) to adjudicate matters arising in these bankruptcy cases, including matters relating to the formulation and consummation of this Plan;

                  (e) to enter such orders, including injunctions, as are necessary to enforce the title, rights, and powers of the Reorganized Debtor and to impose such limitations, restrictions, terms and conditions on such title, rights, and powers as this Bankruptcy Court may deem necessary;

                  (f) to enter an order terminating this Chapter 11 Case;

                  (g) to correct any defect, cure any omission, or reconcile any inconsistency in this Plan or the order of confirmation as may be necessary to carry out the purposes and intent of this Plan;

                  (h) to allow applications for fees and expenses pursuant to section 503(b) of the Bankruptcy Code; and

                  (i) to decide issues concerning federal tax reporting and withholding which arise in connection with the confirmation or consummation of this Plan.

                                   ARTICLE XX

                               DEFAULT UNDER PLAN

         20.1 Asserting Default: If the Debtors default under the provisions of this Plan (as opposed to default under the documentation executed in implementing the terms of the Plan, which documents will provide independent bases for relief), any Creditor or party in interest desiring to assert a default will provide the Debtors with written notice of the alleged default.

         20.2 Curing Default: The Debtors will have 20 days from receipt of the written notice in which to cure an alleged default under this Plan, including any default under any Related Document. The notice should be delivered by United States certified mail, postage prepaid, return receipt requested addressed to the president of the Debtors at the following address:

              Coho Energy, Inc.
              Attention: President
              14785 Preston Road, Suite 860
              Dallas, Texas 75240

         and to counsel for the Debtors at the following address:

              Fulbright & Jaworski LLP
              Attention: Michael W. Anglin
              2200 Ross Avenue, Suite 2800
              Dallas, Texas 75201

         and to counsel for the Creditors Committee at the following address:

              Munger, Tolles & Olson
              Attention: Thomas B. Walper
              355 S. Grand Avenue
              35th Floor
              Los Angeles, California 90071

If the default is not cured, any Creditor or party in interest may thereafter file with the Bankruptcy Court and serve upon counsel for the Debtor a motion to compel compliance with the applicable provision of the Plan. The Bankruptcy Court, upon finding a material default, will issue such orders compelling compliance with the pertinent provisions of the Plan.


                                   ARTICLE XXI

                             MISCELLANEOUS PROVISIONS

         21.1 Termination of Committees: On the Effective Date, all committees in the Debtor's Chapter 11 Case will be terminated except to the extent necessary to participate in any appeals.

         21.2 Compliance with Tax Requirements: In connection with this Plan, the Debtors will comply with all withholding and reporting requirements imposed by federal, state, and local taxing authorities, and Distributions will be subject to such withholding and reporting requirements.

         21.3 Amendment of the Plan: This Plan may be amended by the Debtors before or after the Effective Date as provided in section 1127 of the Bankruptcy Code.

         21.4 Revocation of Plan: The Debtors reserve the right to revoke and withdraw this Plan at any time before the Confirmation Date.

         21.5 Effect of Withdrawal or Revocation: If both the Debtors and the Creditors Committee revoke or withdraw this Plan before the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan will be null and void. In such event, nothing contained herein will be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other person, or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors. The withdrawal of either the Debtors or the Creditors Committee as a proponent of this Plan will not result in the withdrawal or revocation of this Plan and, in such event, the non-withdrawing party may proceed with its efforts to confirm this Plan.

         21.6 Due Authorization By Creditors: Each and every Creditor who elects to participate in the Distributions provided for herein warrants that it is authorized to accept in consideration of the Claim against the Debtors the Distributions provided for in this Plan and that there are no outstanding commitments, agreements, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by it under this Plan.

         21.7 Implementation: The Debtors will be authorized to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of the Plan.

         21.8 Ratification: The Confirmation Order will ratify all transactions effected by the Debtors during the pendency of this Chapter 11 Case.

         21.9 Limitation of Liability in Connection with the Plan, Disclosure Statement and Related Documents and Related Indemnity:

                  (a) The Plan Participants will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement or the Confirmation Order, including solicitation of acceptances of the Plan; provided, however, that the provisions of this Section 21.9(a) shall have no effect on the liability of any Plan Participant that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

                  (b) On and after the Effective Date, the Reorganized Parent Company will indemnify each Plan Participant, hold each Plan Participant harmless from, and reimburse each Plan Participant for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by a Plan Participant arising from any liability described in this Section 21.9.

         21.10 Section Headings: The section headings used in this Plan are for reference purposes only and will not affect in any way the meaning or inter-pretation of this Plan.

         DATED: February 14, 2000, Dallas, Texas



                                      COHO ENERGY, INC.


                                      By:  /s/ JEFFREY CLARKE
                                          -----------------------------------
                                          Jeffrey Clarke
                                          President and Chief Executive Officer


                                      OFFICIAL COMMITTEE OF
                                      UNSECURED CREDITORS



                                      By: /s/ STUART LISSNER
                                          ------------------------------------
                                          Authorized Representative

                                      COUNSEL FOR THE DEBTORS


                                      /s/ LOUIS R. STRUBECK, JR.
                                      ---------------------------------------
OF COUNSEL:                               Michael W. Anglin
                                          State Bar No. 01260800
Zack A. Clement                           Louis R. Strubeck, Jr.
FULBRIGHT & JAWORSKI L.L.P.               State Bar No. 19425600
1301 McKinney Street                      FULBRIGHT & JAWORSKI L.L.P.
Suite 4100                                2200 Ross Avenue, Ste. 2800
Houston, Texas 77010-3095                 Dallas, Texas 75201
(713) 651-5434                            (214) 855-8000
(713) 651-5246 (Facsimile)                (214) 855-8200 (Facsimile)

                                          COUNSEL FOR THE
                                          OFFICIAL COMMITTEE OF
                                          UNSECURED CREDITORS


OF COUNSEL:                           /s/ THOMAS B. WALPER
                                      ---------------------------------------
Susan B. Hersh                            Thomas B. Walper, Esq.
LAW OFFICE OF SUSAN B. HERSH, PC          MUNGER, TOLLES & OLSON LLP
12900 Preston Road, Ste. 900              355 South Grand Avenue, 35th Floor
Dallas, Texas 75230                       Los Angeles, California 90071
(972) 503-7070                            (213) 683-9193
(972) 503-7077 (Facsimile)                (213) 687-3702 (Facsimile)

                                    EXHIBIT B


                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION


In re:                                            )
                                                  )
COHO ENERGY, INC., a Texas corporation            )
COHO RESOURCES, INC., a Nevada corporation        )
COHO OIL & GAS, INC., a Delaware corporation      )
COHO EXPLORATION, INC.,                           )            ADMINISTRATIVELY CONSOLIDATED UNDER
a Delaware Corporation                            )                  CASE NO. 399-35929-HCA-11
COHO LOUISIANA PRODUCTION COMPANY                 )
a Delaware Corporation                            )
INTERSTATE NATURAL GAS COMPANY                    )
a Delaware Corporation                            )
                                                  )
       DEBTORS.                                   )
                                                  )           HEARING DATE: MARCH 15, 2000, 9:30 A.M.



                FIRST MODIFICATION AND CLARIFICATION TO DEBTORS'
          FIRST AMENDED AND RESTATED CHAPTER 11 PLAN OF REORGANIZATION

         Debtors and the Creditors Committee (collectively "Plan Proponents") hereby file the following modifications or clarifications of Debtors' First Amended and Restated Chapter 11 Plan of Reorganization (the "Plan"), reflecting immaterial changes, many relating to settlements.

         Matters contained below either do not change the Plan at all, or they constitute immaterial modifications of the Plan that are permitted by Bankruptcy Code Section 1127 and Bankruptcy Rule 3019.

         1. Debtors have agreed to pay the Navarro County the allowed amount of their Claim (approximately $300 in cash) on or before the Effective Date; in reliance on this modification to the Plan, Navarro County has changed its vote to vote in favor of the Plan. This is not material in the context of the value being distributed under Debtors' Plan.

MODIFICATION AND CLARIFICATION TO DEBTOR'S FIRST
AMENDED AND RESTATED CHAPTER 11 PLAN OF REORGANIZATION                    Page 1

         2. Debtors have agreed to pay the Tax Priority Claim of the State of Mississippi ("Mississippi") to provide that it shall bear interest at 10% per annum; in reliance on this modification to the Plan, Mississippi has changed its vote to vote in favor of the Plan. This is not material in the context of the value being distributed under Debtors' Plan.

         3. As required by the proposed settlement with Chevron (the "Chevron Settlement"), which is the subject of a motion presently pending before the Court, the Plan is clarified to make explicit that the language contained in
Article XIX of the Plan concerning retention of jurisdiction, includes this Court's power, if it approves the Chevron Settlement, to hear motions by Chevron as a party-in-interest in this bankruptcy case to seek enforcement and implementation of the Remediation Plan described in the Chevron Settlement under the continuing jurisdiction and authority of the this Court.

         4. Section 13.1 of the Plan which provides that, "For purposes of the Plan, all the Debtors will be treated as substantively consolidated with the Parent Company," does not mean to extinguish intercompany claims between the Debtors; rather such, inter-company Claims between the Debtors will not be fully extinguished under the Plan and are specifically preserved as follows:

                                                                 AMOUNT OF
LENDER                         BORROWER                      CLAIMS REMAINING
------                         --------                      ----------------

1. THE RIGHTS OFFERING OR THE PRIVATE PLACEMENT -
-------------------------------------------------

Coho Energy, Inc.             Coho Resources, Inc.             $253,000,000 1/
                                                                            --
Coho Resources, Inc.          Coho Oil & Gas, Inc.             $168,000,000 1/
                                                                            --

         1/ Amounts reflected in this table are based on estimated net proceeds from borrowings under the bank credit facility and the Standby Loan, if applicable, of $253 million under the Rights Offering or the Private Placement and $252 million under the Standby Loan on the Effective Date. If actual net proceeds differ from such estimates, the amount of Claims remaining will be adjusted in proportion to the amounts presented above.

MODIFICATION AND CLARIFICATION TO DEBTORS' FIRST
AMENDED AND RESTATED CHAPTER 11 PLAN OF REORGANIZATION                  Page 2

                                                              AMOUNT OF
LENDER                         BORROWER                    CLAIMS REMAINING
------                         --------               --------------------------

Coho Resources, Inc.          Coho Exploration, Inc.           $ 14,000,000 1/
                                                                            --

2. THE STANDBY LOAN -

Coho Energy, Inc.             Coho Resources, Inc.             $252,000,000 1/
                                                                            --
Coho Resources, Inc.          Coho Oil & Gas, Inc.             $167,000,000 1/
                                                                            --

Coho Resources, Inc.          Coho Exploration, Inc.           $ 14,000,000 1/
                                                                            --


         5. Intercompany Claims between the Debtors in excess of the Claims preserved above will be treated for federal income tax purposes as a contribution of capital by the Lender to the Borrower pursuant to Section 108(e)(6) of the Internal Revenue Code of 1986 as amended (the "Tax Code"), except with respect to the intercompany Claim between Coho Resources, Inc. and Coho Energy, Inc. CRI Resources, Inc. will issue shares of its common stock to Coho Energy, Inc., in satisfaction of Coho Energy, Inc.'s excess Claim in a transaction which, for federal income tax purposes, will be governed by Section 108(e)(8) of the Tax Code.


         6. To implement the Plan and make the New Common Stock more attractive to the market, the number of shares to holder of Bond Claims and Equity Interests under the Plan will be reduced by a factor of 40 and the number of shares to be offered in the rights offering will be reduced by a factor of 40, with a corresponding increase in the rights offering subscription price by a factor of 40 to $10.40 per share. This will not affect the relative percentage ownership interests among holders of Equity Interests and Bond Claims on the Effective Date, and will enhance the value of the New Common Stock provided under the Plan to holders of such Claims and Interests. This negates the need to do a reverse stock split after the Effective Date which had been noted in the Disclosure Statement as a possibility.


MODIFICATION AND CLARIFICATION TO DEBTOR'S FIRST
AMENDED AND RESTATED CHAPTER 11 PLAN OF REORGANIZATION                    Page 3

         7. In keeping with Section 18.1 of the Plan that provides that "the documents implementing the Plan listed in Section 13.9 above and the terms and conditions embodied therein will be acceptable in form and substance to the Debtors, the Creditors Committee, Chase, the Standby Lenders and the Bank Group
 . . . ," Debtors will file separately with the Court a collection of Implementing Documents for the Plan.














MODIFICATION AND CLARIFICATION TO DEBTOR'S FIRST
AMENDED AND RESTATED CHAPTER 11 PLAN OF REORGANIZATION                    Page 4

                                            Respectfully submitted,

                                            FULBRIGHT & JAWORSKI L.L.P.



                                            ------------------------------------
OF COUNSEL:                                 Michael W. Anglin
Zack A. Clement                             State Bar No. 01260800
State Bar No. 04361550                      Louis R. Strubeck, Jr.
FULBRIGHT & JAWORSKI L.L.P.                 State Bar No. 19425600
1301 McKinney, Suite 5100                   Lori Martin
Houston, Texas 77010                        State Bar No. 24013106
(713) 651-5151                              2200 Ross Avenue, Suite 2800
(713) 651-5246 Facsimile                    Dallas, Texas 75201
                                            (214) 855-8000
                                            (214) 855-8200 Facsimile

                                            COUNSEL FOR THE DEBTORS


                                            MUNGER, TOLLES & OLSON LLP




                                            ------------------------------------
                                            Thomas B. Walper, Esq.
                                            355 S. Grand Avenue, 35th Floor
                                            Los Angeles, California 90071

                                            COUNSEL FOR THE OFFICIAL COMMITTEE
                                            OF UNSECURED CREDITORS


MODIFICATION AND CLARIFICATION TO DEBTOR'S FIRST
AMENDED AND RESTATED CHAPTER 11 PLAN OF REORGANIZATION                    Page 5

                             CERTIFICATE OF SERVICE

         I certify that a true and correct copy of this pleading has been served on the Approved Short Service List (attached to the original filed with the Court), via United States First Class Mail, and served by telecopy as provided on the list attached to the original of this document filed with the Clerk of the Court, _____ day of March, 2000.




                                                --------------------------------
                                                Louis R. Strubeck, Jr.




MODIFICATION AND CLARIFICATION TO DEBTOR'S FIRST
AMENDED AND RESTATED CHAPTER 11 PLAN OF REORGANIZATION                    Page 6

George McElreath, Esq.                               TELECOPY NO. (214) 767-8971
Office of the United States Trustee
1100 Commerce Street, Room 9C60
Dallas, Texas 75242

Russell Munsch, Esq.                                 TELECOPY NO. (214) 978-4369
Munsch Hardt, Kopf & Harr, P.C.
4000 Fountain Place
1445 Ross Avenue
Dallas, Texas 75202

Thomas B. Walper, Esq.                               TELECOPY NO. (213) 687-3702
Munger, Tolles & Olson LLP
355 S. Grand Avenue, 35th Floor
Los Angeles, California 90071

Susan P. Hersh, Esq.                                 TELECOPY NO. (972) 503-7077
Susan P. Hersh, P.C.
12900 Preston Road, Suite 900
Dallas, Texas 75230

Jason Searcy, Esq.                                   TELECOPY NO. (903) 757-3399
Jason R. Searcy, P.C.
P.O. Box 3929
Longview, Texas 75606

H. DeWayne Hale, Esq.                                TELECOPY NO. (214) 954-6868
McGuire, Craddock, Strother & Hale, P.C.
500 N. Akard Street
Suite 3550
Dallas, Texas 75201

Van Oliver, Esq.                                     TELECOPY NO. (214) 659-4401
Andrews & Kurth, L.L.P.
3700 Bank One Center
1717 Main Street
Dallas, Texas 75201

Charles R. Chestnutt, Esq.                           TELECOPY NO. (214) 965-0256
1600 Pacific Avenue, Ste. 2080
Dallas, Texas 75251-3627


MODIFICATION AND CLARIFICATION TO DEBTOR'S FIRST
AMENDED AND RESTATED CHAPTER 11 PLAN OF REORGANIZATION                    Page 7

Robert Albergotti, Esq.                           TELECOPY NO. (214) 651-5940
Haynes & Boone, L.L.P.
901 Main Street, Ste. 3100
Dallas, Texas 75201

Brenda T. Rhoades, Esq.                           TELECOPY NO. (214) 661-4434
Baker & Botts
2001 Ross Avenue
Suite 600
Dallas, Texas 75201

Gary W. Stinger, Esq.                             TELECOPY NO. (601) 923-7423
Mississippi State Tax Commission
P. O. Box 1033
Jackson, Mississippi 39215-1033

Stephen A. McCartin, Esq.                         BY TELECOPY NO. (214) 999-4667
Gardere & Wynne
3000 Thanksgiving Tower
1601 Elm Street
Dallas, Texas 75201

James Burshtyn, Esq.                              BY TELECOPY NO. 512-443-5114
Linebarger Heard Goggan Blair, et al.
P. O. Box 17428
Austin, Texas 17428



MODIFICATION AND CLARIFICATION TO DEBTOR'S FIRST
AMENDED AND RESTATED CHAPTER 11 PLAN OF REORGANIZATION                    Page 8

                              AMENDED SERVICE LIST
                              (As of March 1, 2000)



8. DEBTOR/DEBTORS' COUNSEL                   10. LARGEST CREDITORS

Anne Marie O'Gorman                          HSBC Issuer Services
Senior Vice President -                      Attn: James M. Foley
Corporate Development                        Marine Midland Bank
Coho Energy, Inc.                            140 Broadway
14785 Preston Road                           New York, New York 10005-1180
Suite 860
Dallas, Texas 75240                          Jeffries & Company, Inc.
                                             Attn: Daniel Conwill IV
Michael W. Anglin, Esq.                      400 Poydras Street
Louis R. Strubeck, Jr., Esq.                 Suite 1850
Fulbright & Jaworski L.L.P.                  New Orleans, Louisiana 70130
2200 Ross Ave., Suite 2800
Dallas, Texas 75201                          Chasemellon Shareholder Services
                                             Accounting Department
Zack Clement, Esq.                           P. O. Box 360857
Fulbright & Jaworski L.L.P.                  Pittsburgh, Pennsylvania 15251-6857
1301 McKinney, Suite 5100
Houston, Texas                               Grey Wolf Drilling Co.
                                             Attn: Tom Ferguson
9. GOVERNMENT UNITS                          P. O. Box 4346
                                             Dept. 504
George McElreath                             Houston, Texas 77210-4346
Office of the United States Trustee
1100 Commerce Street, Room 9C60              OEDC Exploration & Prod., LP
Dallas, Texas 75242                          Attn: John Benfatti
                                             500 West Texas
Internal Revenue Service                     Suite 500
Special Procedures                           Midland, Texas 79701
1100 Commerce Street, Room 9B8
Dallas, Texas 75242                          Mississippi Power Company
                                             P. O. Box 245
Attorney in Charge                           Birmingham, Alabama 35201-0245
Office of the U.S. Attorney
1100 Commerce Street, Suite 16G28            Southern Pine Electric
Dallas, Texas 75242                          Power Association
                                             P. O. Box 60
Office of the Attorney General               Taylorsville, Mississippi
P.O. Box 12548                               39168-0060
Austin, Texas 78711-2548
                                             W. S. "Red" Hancock, Inc.
Comptroller of Public Accounts               P. O. Box 207
Austin, Texas 78774-0100                     Bentonia, Mississippi 39040

Jolene M. Wise                               Centrilift
Securities and Exchange Commission           P. O. Box 201718
500 West Madison Street, Suite 1400          Houston, Texas 77216-1718
Chicago, IL 60661-2511
                                             ICO Worldwide, Inc.
                                             P. O. Box 843734
                                             Dallas, Texas 75284-3734

                                             Artesia Data Systems, Inc.
                                             15280 Addison Road
                                             Suite 200, LB 1
                                             Addison, Texas 75001-4549

PHH Vehicle Management Services              St. Mary Energy Company
Attn: Kristen Sanders                        ATTN: Mr. George Hearn
File No. 99334                               400 Travis Street, Suite 700
P. O. Box 1067                               Shreveport, LA 71101
Charlotte, North Carolina 28201-1067
                                             Nubs Well Servicing Inc.
Oddee Smith & Sons, Inc.                     Attn: Judy Sullivan
P. O. Box 506                                P. O. Box 206
Brookhaven, Mississippi 39602-0506           Fox, Oklahoma 73435-0206

Triple S Well Service                        Maynard Oil Company
P. O. Box 625                                Attn: Linda Halencamp
Columbia, Mississippi 39429                  P. O. Box 970027
                                             Dallas, Texas 75397-0027
All World Travel, Inc.
P. O. Box 831539                             Lario Oil & Gas Company
Richardson, Texas 75083-1539                 Attn: Sandra Mouser
                                             301 S. Market Street
Central Hydraulic, Inc.                      Wichita, Kansas 67202-3805
P. O. Box 3099
Laurel, Mississippi 39442-3099               Ultramar Diamond Shamrock Corp.
                                             P. O. Box 696000
Thor Engine & Pump Repair, Inc.              San Antonio, Texas 78269-6000
P. O. Box 502
Heidelberg, Mississippi 39439-0502           Kerr McGee Corporation
                                             P. O. Box 840765
AT&T                                         Dallas, Texas 75221-2880
P. O. Box 78522
Phoenix, Arizona 85062-8522                  EOTT Energy Corp.
                                             Attn: John Odgon
ESP, Inc.                                    P. O. Box 4666
P. O. Box 850217                             Houston, Texas 77210-4666
Oklahoma City, Oklahoma 73185-0217
                                             Champion Technologies Inc.
Elkins Electric Corporation of               P. O. Box 2243
Mississippi                                  Houston, Texas 77252-2243
P. O. Box 546
Sandersville, Mississippi 39477              Dale's Tank Services, Inc.
                                             Attn: Linda Tivis
Amoco Production Company                     Box 179
P. O. Box 591                                Ratliff City, Oklahoma 73081-0179
Tulsa, Oklahoma 74102-0591
                                             Texas Exploration & Production Inc.
Oklahoma Gas and Electric                    Attn: Will Redwine
Attn: Ron Henry                              Comptroller's Dept.
P. O. Box 26040                              P. O. Box 71298
Oklahoma City, Oklahoma 73126-0040           Chicago, Illinois 60694-1298

Cotton Electric Services, Inc.               LE Jones Operating, Inc.
Attn: Warren Langford                        Attn: Carolyn Davis
226 N. Broadway                              P. O. Box 1185
Walters, Oklahoma 73572                      Duncan, Oklahoma 73534-1185

                                             11. COUNSEL FOR BANK GROUP
Lynn Boyer, Inc.                             Russell Munsch, Esq.
Electric Service                             Munsch Hardt, Kopf & Harr, P.C.
P. O. Box 1611                               4000 Fountain Place
Ardmore, Oklahoma 73402                      1445 Ross Avenue
                                             Dallas, Texas 75202
Mathews Energy Services Inc.
P. O. Box 1332                               12. COUNSEL FOR THE CREDITORS
Seminole, Oklahoma 74818-1332                COMMITTEE

                                             Thomas B. Walper, Esq.
Henry Petroleum Corp.                        Munger, Tolles & Olson LLP
Attn: Demetra Johns                          355 S. Grand Avenue, 35th Floor
3525 Andrews Highway                         Los Angeles, California 90071
Suite 200
Midland, Texas 79703-5055                    Susan P. Hersh, Esq.
                                             12900 Preston Road, Suite 900
MJ Lewis and Associates Inc.                 Dallas, Texas 75230
111 N. Seventh Street
Duncan, Oklahoma 73533-4627                  6. COUNSEL FOR THE EQUITY COMMITTEE

Hough Oilfield Service, Inc.                 Jason R. Searcy, Esq.
P. O. Box 1603                               P.O. Box 3929
Cushing, Oklahoma 74023                      Longview, TX 75606

Louisiana Department of                      H. DeWayne Hale, Esq.
Revenue and Taxation                         McGuire, Craddock,
P. O. Box 201                                Strother & Hale, P.C.
Baton Rouge, Louisiana 70821-0201            500 N. Akard Street, Suite 3550
                                             Dallas, Texas 75201
Hogan Pipeline Corp.
P. O. Box 1149                               7. NOTICES OF APPEARANCE
Columbia, Louisiana 71418
                                             Van Oliver, Esq.
Ronald Goldstein                             Kirk Kennedy, Esq.
Appaloosa Management L.P.                    Andrews & Kurth, L.L.P.
26 Main Street, 1st Floor                    1717 Main Street, Suite 3700
Chatham, New Jersey 07928                    Dallas, Texas 75201

Tim Andrews                                  Judith Elkin, Esq.
Oaktree Capital Management, LLC              Haynes & Boone
333 S. Grand Avenue                          901 Main Street, Suite 3100
28th Floor                                   Dallas, TX 75202-3789
Los Angeles, California 90071
                                             G. Rudy Hiersche, Jr., Esq.
Bradley E. Scher                             3250 Bank One Center
PPM America, Inc. (New York)                 100 North Broadway
590 Madison Avenue                           Oklahoma City, OK 73102
28th Floor
New York, New York 10022
                                             Howard O. Leach, Esq.
                                             Armstrong, Thomas, Leach
                                                & Lampton
Stuart J. Lissner                            246 West Gallatin Street
PPM America, Inc. (Chicago)                  P.O. Box 190
225 W. Wacker Drive                          Hazlehurst, MI 39083
Suite 1200
Chicago, Illinois 60606                      Minerals Management Service
                                             Royalty Management Program
                                             Office of Enforcement
                                             P.O. Box 25165, Mail Stop 3030
                                             Denver, CO 80225
                                             Attn: Karen Lee


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
James H. Burshtyn, Esq.
Linebarger, Heard, Goggan, Blair,
Graham, Pena & Sampson, LLP
1949 S. IH 35 (78741)
P.O. Box 17428                               James S. Carr, Esq.
Austin, TX 78760-7777                        Kelley, Drye & Warren
                                             101 Park Ave.
Peter Riley, Esq.                            New York, NY 10178
Thompson & Knight, L.L.P.
1700 Pacific Avenue, Suite 3300              Eric L. Nitcher, Esq.
Dallas, TX 75201                             BP Amoco
                                             Houston Law Dept.
William J. Little, Esq.                      501 W. Lake Park Blvd.
Lentz & Little, P.A.                         Houston, TX  77079
P.O. Box 72642
Jackson, MS 39225-2642                       Holland Neff O'Neil, Esq.
                                             Gardere & Wynne, L.L.P.
Sue Tracy                                    3000 Thanksgiving Tower
Officer Manager                              1601 Elm Street
Clarkco Services                             Dallas, Texas 75201
P.O. Box 341
Vossburg-Eucutta                             Andy Rahl, Esq.
Heidelberg, MS 39439                         Andersen, Kihl
                                             1251 Avenue of Americas
Michael S. Axon                              New York, New York 10020
Credit Research & Trading LLC
One Fawcett Place, 3rd Floor                 Timothy C. Hutchinson, Esq.
Greenwich, CT 06830                          Post Office Drawer 400
                                             Butler, Alabama 36904
Nathan E. Jones
DACA IV, LP                                  Derek A. Henderson, Esq.
2120 W. Washington Street                    111 East Capitol Street,
San Diego, CA 92110                          Suite 455
                                             Jackson, MS 39201
Phil F. Snow, Esq.
Ware, Snow, Fogel, Jackson                   Wm. Paul Lawrence, II
  & Greene, LLP                              100 Congress Ave., Suite 2100
1111 Bagby, 49th Floor                       Austin, Texas 78701
Houston, Texas 77002
                                             Charles R. Chesnutt, Esq.
                                             1600 Pacific Ave., Suite 2080
                                             Dallas, Texas 75201
Myron K. Cunningham, Esq.
Kerr-McGee Corporation                       William V. Courtney, Esq.
Kerr-McGee Center                            Kean, Miller, Hawthorne,
P.O. Box 809004                              D'Armond, et al.
Dallas, Texas 75380-9004                     P.O. Box 3096
                                             Covington, Louisiana 70433
Carole Neville, Esq.
Pryor, Cashman, Sherman                      Troy J. Charpentier, Esq.
  & Flynn LLP                                Kean, Miller, Hawthorne,
410 Park Ave.                                D'Armond, et al.
New York, NY 10022-4441                      P.O. Box 3513
                                             Baton Rouge, Louisiana
Michael D. Warner                            70821-3513
Simon, Warner & Doby, L.L.P.
1700 City Center Tower II                    Eric J. Taube, Esq.
301 Commerce Street                          Gary N. Schumann, Esq.
Fort Worth, Texas 76102                      Hohmann & Taube, L.L.P.
                                             100 Congress Ave., Suite 1600
                                             Austin, Texas 78701



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




Philip G. Eisenberg                          Reedy Macque Spigner
Texaco Exploration and                       1700 Alma Drive, Suite 225
Production, Inc.                             Plano, Texas 75075
400 Poydras Street, Suite 1142
New Orleans, LA 70130                        William Riley Nix
                                             Nix & Winegeart, P.C.
David M. Bennett, Esq.                       717 North Crockett Street
Thompson & Knight, A P.C.                    Sherman, Texas 75090
1700 Pacific Avenue
Suite 3300                                   Douglas G. Mercier, Esq.
Dallas, Texas 75201-4693                     Wright & Mercier
                                             567 Highway 51, Suite C
L.E. Hester, Jr.                             Ridgeland, MS 39157
1515 Misty Oaks Drive
Atlanta, Georgia 30350                       Walter H. Boone
                                             Foreman, Perry, Watkins, et al.
Michael J. McGinnis                          1200 One Jackson Place
Nine Greenway Plaza, Suite 800               188 East Capital Street
Houston, Texas 77046                         P.O. Box 22608
                                             Jackson, MS 39225-2608
Brenda T. Rhoades, Esq.
Baker & Botts                                William H. Leech, Esq.
2001 Ross Avenue                             McGlinchey Stafford POLC
Suite 600                                    P.O. Drawer 22949
Dallas, Texas 75201                          Jackson, MS 39225

Ms. Kathleen Megan Kelleher                  Dan Cecil Taylor, Esq.
Harvard Management Company                   P.O. Box 6
600 Atlantic Avenue                          Ellisville, MS 39437
Boston, MA 02210
                                             Florabama Associates, Inc.
Elliot H. Herskowitz                         405 Young Street
Regen Capital I, Inc.                        Butler, AL 36904
P.O. Box 626
Planetarium Station
New York, New York 10024-0540

Sara Posada
Revenue Accounts Auditor
State of Louisiana
P.O. Box 66658
Baton Rouge, Louisiana 70896

Michael D. Simmons
Forman Perry Watkins Krutz & Tardy
1200 One Jackson Place
188 E. Capitol Street
Jackson, MS 39225-2608

Anita Mathews Stamps
Gerald P. Collier, Esq.
Stamps & Stamps
455-A East Capitol Street
Jackson, MS 39207-2916



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